Exhibit 4.1
EXECUTION COPY

LIBBEY GLASS INC.
AND
MERRILL LYNCH PCG, INC.
16% Senior Subordinated Secured Notes due 2021
AMENDED AND RESTATED
INDENTURE
Dated as of October 28, 2009

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		Page
Section 13.5	Statements Required in Certificate or Opinion	136
Section 13.6	When Securities Disregarded	136
Section 13.7	Rules by Trustee, Paying Agent and Registrar	136
Section 13.8	Legal Holidays	137
Section 13.9	Governing Law	137
Section 13.10	No Recourse Against Others	137
Section 13.11	Successors	137
Section 13.12	Multiple Originals	137
Section 13.13	Table of Contents; Headings	137
Section 13.14	Force Majeure	137

SCHEDULE 2.6	FRN Investor Approval List
SCHEDULE 12.6	Premises and Leased Premises

EXHIBIT A	Form of the Securities
EXHIBIT B	Form of Indenture Supplement to Add Subsidiary Guarantors

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CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.3; 7.8; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	12.3
(c)	12.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6
(d)	7.6
314(a)	3.12; 3.18; 12.5
(b)	N.A.
(c)(1)	8.1; 11.7; 12.4
(c)(2)	8.1; 11.7; 12.4
(c)(3)	N.A.
(d)	12.5
(e)	12
315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(last sentence)	12.6
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	9.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	12.1
N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

               AMENDED AND RESTATED INDENTURE dated as of October___, 2009 (the “Indenture”), among LIBBEY GLASS INC., a Delaware corporation (the “Company” or “Libbey Glass”), LIBBEY, INC. (“Parent”) and certain subsidiaries of the Company (the “Subsidiary Guarantors” and together with Libbey Inc., the “Note Guarantors”) from time to time parties hereto and MERRILL LYNCH PCG, INC. (the “Initial Holder”).
               In this Indenture, the term “Trustee” and the provisions related to the Trustee shall be inoperative until such time as the Initial Holder has appointed a Trustee pursuant to Section 7.8 hereof . At such time as a Trustee is appointed, provisions relating to the Initial Holder shall be inoperative.
               The Company, the Parent, the Subsidiary Guarantors and the Initial Holder have entered into an Indenture dated as of June 16, 2006 (as amended through the date hereof, the “Original Indenture”) pursuant to which the Company issued and the Initial Holder purchased and holds the Company’s 16% Senior Subordinated Pay-In-Kind Notes due 2011 (the “Original Notes”).
               For and in consideration of the premises and the exchange of the Original Notes held by the Initial Holder for, and the purchase of, the Securities (as defined below) by the Initial Holder thereof, each party hereto wishes to amend and restate the Original Indenture on terms and conditions set forth in this Indenture and covenants and agrees as follows for the benefit of the other parties and for the equal and ratable benefit of all Holders of (i) $80,431,000 aggregate principal amount of 16% Senior Subordinated Secured Notes due 2021 issued on the date hereof (the “Initial Securities”) and (ii) if and when issued, an unlimited principal amount of additional 16% Senior Subordinated Secured Notes due 2021 in a non-registered offering that may be issued from time to time as payment of interest on the Securities, in each case, subsequent to the Issue Date (the “Additional Securities” and together with the Initial Securities, the “Securities”).

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
               Section 1.1 Definitions.
          “Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person is merged with or into or becomes a Restricted Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person merging into, or becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.
          “Acquisition” means the acquisition by certain Subsidiaries of the Company of 51% of the Capital Stock of Vitrocrisa Holding, S. de R.L. de C.V. and related companies.
          “Added Historical Amount” means the special charges in the amounts set forth in and described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Special Charges” in the Offering Memorandum, but only to the extent such special charges occurred in the consecutive four-quarter reference period referred to in the definition of Consolidated Coverage Ratio.
          “Additional Assets” means:
               (1) any property, plant or equipment or other asset (excluding working capital for the avoidance of doubt) to be used by the Company or a Restricted Subsidiary in a Related Business;
               (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or
               (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.
          “Additional Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that exclusively for purposes of Section 3.7, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purpose of this definition, terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
          Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:
               (1) a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; provided that in the case of a transfer of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
               (2) the sale of Cash Equivalents in the ordinary course of business;
               (3) a disposition of inventory or products or a sale of services in the ordinary course of business;
               (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;
               (5) transactions permitted under Section 4.1;
               (6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or by a Restricted Subsidiary to a Restricted Subsidiary (other than a Receivables Entity);

               (7) for purposes of Section 3.5 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition subject to Section 3.3;
               (8) sales of accounts receivable and related assets or an interest therein to a Receivables Entity;
               (9) dispositions of assets or issuance or sale of Capital Stock of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $2.0 million;
               (10) the creation of a Permitted Lien and dispositions in connection with Permitted Liens;
               (11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
               (12) the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by Section 3.2;
               (13) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;
               (14) any sale of Capital Stock, Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clauses (11) or (16) of the definition of “Permitted Investments” or clause (14) of the second paragraph of Section 3.3);
               (15) the sale of any property built or acquired by the Company or any Restricted Subsidiary after the Issue Date in a Sale/Leaseback Transaction within three months of the construction or acquisition of such property; and
               (16) foreclosure on assets.

          “Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/ Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”
          “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of each such payment by (2) the sum of all such payments.
          “Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Credit Facility and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary of the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, indemnities, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.
          “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.
          “Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any duly authorized committee thereof.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee or the Initial Holder, as applicable.
          “Borrowing Base” means, as of the date of determination, an amount equal to the sum, without duplication of (1) up to 85% of the net book value of the Company’s and its Restricted Subsidiaries’ accounts receivable at such date and (2) up to 65% of the net book value of the Company’s and its Restricted Subsidiaries’ inventory at such date. Net book value shall be determined in accordance with GAAP and shall be calculated using amounts reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

          “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or a place of payment under this Indenture are authorized or required by law to close.
          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.
          “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
          “Cash Equivalents” means:
               (1) U.S. dollars, or in the case of the Company or any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
               (2) securities issued or directly and fully guaranteed or insured by the U.S. Government or any agency or instrumentality of the United States (provided that the full faith and credit of the U.S. Government is pledged in support thereof), having maturities of not more than one year from the date of acquisition;
               (3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;
               (4) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank having combined capital and surplus in excess of $500 million;
               (5) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2), (3) and (4), entered into with any bank meeting the qualifications specified in clause (4) above;

               (6) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and
               (7) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.
          “Change of Control” means the occurrence of any of the following:
               (1) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or the Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company or the Parent held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); or
               (2) the first day on which a majority of the members of the Board of Directors of the Company or the Parent are not Continuing Directors; or
               (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent or the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or
               (4) the adoption by the stockholders of the Company or the Parent of a plan or proposal for the liquidation or dissolution of the Company or the Parent.
          “Code” means the United States Internal Revenue Code of 1986, as amended.
          “Collateral” means all property and tangible and intangible assets, whether now owned or hereafter acquired, in which Liens are, from time to time, granted to secure the Securities and the Note Guarantees pursuant to the Collateral Documents.

          “Collateral Agent” means, initially the Initial Holder and when Pari Passu Indebtedness is incurred or a collateral agent is appointed, such Person acting in the capacity of collateral agent under the Collateral Documents.
          “Collateral Documents” means the Mortgages, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of (a) the Initial Holder or (b) if a Trustee has been appointed or any Pari Passu Secured Indebtedness exists, the Collateral Agent for the ratable benefit of the holders of the Securities and the Trustee and the holders of any Pari Passu Secured Indebtedness, or notice of such pledge, assignment or grant is given.
          “Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.
          “Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date and includes, without limitation, all series and classes of such common stock.
          “Company” means Libbey Glass Inc., or its successors and assigns.
          “Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:
               (1) if the Company or any Restricted Subsidiary:
               (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or
               (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;
               (2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:
               (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and
               (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
               (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

               (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period; and
               (5) any Person that is a Restricted Subsidiary on the date of determination will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period and any Person that is not a Restricted Subsidiary on the date of determination will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.
          “Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:
               (1) Consolidated Interest Expense; plus
               (2) Consolidated Income Taxes; plus
               (3) consolidated depreciation expense; plus
               (4) impairment charges or asset write-offs recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles”, Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets” and amortization of intangibles pursuant to Financial Accounting Standard No. 141 “Business Combinations”; plus

               (5) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture (in each case whether or not consummated), deducted in such period in computing Consolidated Net Income; plus or minus
               (6) net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness; plus or minus
               (7) unrealized gains or losses relating to hedging transactions and mark-to-market Indebtedness denominated in foreign currencies resulting from the application of Financial Accounting Standard No. 52 “Foreign Currency Translation”; plus
               (8) non-cash compensation charges, including any such noncash charges arising from stock options, restricted stock grants or other equity incentive programs; plus
               (9) the Added Historical Amount; plus
               (10) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); less
               (11) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges made in any prior period and excluding the accrual of revenue in the ordinary course of business).
          Notwithstanding the preceding sentence, clauses (2) through (11) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (11) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

          “Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.
          “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:
               (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;
               (2) amortization of debt discount, debt issuance cost or deferred financing costs (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);
               (3) non-cash interest expense;
               (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
               (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;
               (6) costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;
               (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;
               (8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;
               (9) Receivables Fees; and
               (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.
          For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”
          For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.
          “Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:
               (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:
        (a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and
        (b) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such

Consolidated Net Income only to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;
               (2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:
        (a) subject to the limitations contained in clauses (3), (4) and (5) below and subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause (2), the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash (x) that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, for purposes of the calculation of Consolidated EBITDA and (y) that actually is paid in cash or converted into cash, for purposes of calculating clause (c)(i) of Section 3.3; and
        (b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;
               (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;
               (4) effects of adjustments in any line item in any Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Acquisition or any other consummated acquisition;
               (5) after-tax effect of nonrecurring restructuring, closure, plant consolidation or similar charges relating to property, plant and equipment acquired in the Acquisition or in future acquisitions that are contemplated at the time of and incurred within 12 months of the closing of such transaction;
               (6) any extraordinary gain or loss; and
               (7) the cumulative effect of a change in accounting principles.

          Any amounts distributed or otherwise transferred to Parent pursuant to clause (9) of the second paragraph of Section 3.3, without duplication of any amounts otherwise deducted in calculating Consolidated Net Income, the funds for which are provided by the Company and/or its Restricted Subsidiaries, shall be deducted in calculating the Consolidated Net Income of the Company and its Restricted Subsidiaries.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or the Parent, as the case may be, who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board at the time of such nomination or election.
          “Credit Agreement Obligations” means Indebtedness outstanding under the Senior Secured Credit Agreement that is secured by a Permitted Lien described in clause (1) of the definition thereof, and all other obligations (not constituting Indebtedness) of the Company or any Note Guarantor under the Senior Secured Credit Agreement.
          “Credit Facility” means, with respect to the Company or any Subsidiary Guarantor or any Restricted Subsidiary that is a Foreign Subsidiary, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).
          “Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
          “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          “Default” means any event that is, or after notice or the passage of time or both would be, an Event of Default.
          “Definitive Securities” means certificated Securities.
          “Designated Senior Indebtedness” means (i) Bank Indebtedness, (ii) the Floating Rate Notes and the guarantees thereof, (iii) the Collateral Documents and (iv) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness or another writing as “Designated Senior Indebtedness” for purposes of this Indenture.

          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
               (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
               (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or
               (3) is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities or (b) on which there are no Securities outstanding, provided that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially similar manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Section 3.5 and Section 3.10 of this Indenture and such repurchase or redemption complies with Section 3.3.
          “Equity Issuance” means a sale or issuance for cash by the Company or Parent, as the case may be, of its Capital Stock, or options, warrants or rights with respect to its Capital Stock to the public or to institutional investors, other than (x) public offerings with respect to the Company’s or the Parent’s, as the case may be, Capital Stock, or options, warrants or rights to acquire Capital Stock registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Capital Stock issued in connection with a transaction that constitutes a Change of Control. For the avoidance of doubt, an “Equity Issuance” will not include the issuance of warrants in accordance with the Exchange Agreements, the exercise of any outstanding option, right or warrant for Capital Stock of the Company or Parent, as the case may be, in accordance with the terms thereof in effect on the Issue Date, or the issuance of Capital Stock or options, warrants, rights or other securities to acquire Capital Stock of the Company or Parent, as the case may be, pursuant to any employee stock or stock option compensation plan.
          “Equity Offering” means a public offering for cash by the Company or the Parent, as the case may be, of its Common Stock, or options, warrants or rights with respect to its Common

Stock, other than (x) public offerings with respect to the Company’s or the Parent’s, as the case may be, Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.
          “Excess Cash Proceeds” means (i) with respect to an Equity Issuance or Indebtedness Incurred by the Company to repay, refinance, repurchase or redeem the Floating Rate Notes in their entirety, the cash proceeds of such Equity Issuance or Incurrence of Indebtedness net of (a) principal, interest and other amounts required to repay, refinance, repurchase or redeem the Floating Rate Notes in their entirety and (b) legal, accounting, underwriting or private placement agent fees, discounts or commissions, title and recording tax expenses and other fees and expenses, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements) as a consequence of such Equity Issuance or Incurrence of Indebtedness; and (ii) with respect to an Equity Issuance or Senior Subordinated Indebtedness or Subordinated Obligations Incurred by the Company pursuant to the first paragraph of Section 3.2 or clause (14) of the second paragraph of Section 3.2 after the Floating Rate Notes are no longer outstanding, the cash proceeds of such Equity Issuance or Senior Subordinated Indebtedness or Subordinated Obligations net of legal, accounting, underwriting or private placement agent fees, discounts or commissions, title and recording tax expenses and other fees and expenses, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements) as a consequence of such Equity Issuance or Incurrence of Senior Subordinated Indebtedness or Subordinated Obligations. For the avoidance of doubt, if the Company receives Excess Cash Proceeds from a concurrent Equity Issuance and Incurrence of Senior Subordinated Indebtedness or Subordinated Obligations, the Excess Cash Proceeds shall be calculated by aggregating the cash proceeds of such Equity Issuance and Incurrence of Indebtedness and subtracting the aggregate amounts described above.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exchange Documents” means the Debt Exchange Agreement, dated as of October 28, 2009, by and among the Company, Parent and the Initial Holder and the Amended and Restated Registration Rights Agreement, dated the date hereof, between Parent and the Initial Holder.
          “Floating Rate Notes” shall mean (i) the Company’s Floating Rate Senior Secured Notes due 2011 issued under the indenture (the “Floating Rate Notes Indenture”), dated June 16, 2006, among the Company, the guarantors parties thereto and The Bank of New York, as trustee, (ii) if and when issued, an unlimited principal amount of additional Floating Rate Senior Secured Notes, Series A, due 2011 and (iii) if and when issued, the Company’s Floating Rate Senior Secured Notes, Series B, due 2011, that may be issued from time to time in exchange for previously issued Floating Rate Notes in an offer registered under the Securities Act or sold pursuant to a shelf registration statement pursuant to the registration rights agreement, dated June 16, 2006, among the Company, the Note Guarantors and the initial purchasers named therein.

          “Foreign Assets” means the aggregate assets held by, or related to, the Foreign Subsidiaries of the Company determined in accordance with GAAP as disclosed in the financial statements or in the footnotes to the financial statements of the Company most recently made available in accordance with this Indenture.
          “Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction in which purchase accounting is applied to the Company’s financial statements, the effects of the application of purchase accounting in such instance shall be disregarded in the calculation of such ratios and other computations.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
               (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
               (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guarantor Senior Indebtedness” means with respect to a Note Guarantor, the following obligations, whether outstanding on the Issue Date or thereafter issued, without duplication:
               (1) any Guarantee of the Bank Indebtedness by such Note Guarantor and all other Guarantees by such Note Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any other Note Guarantor; and
               (2) all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Note Guarantor. Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Note Guarantor regardless of whether post-filing interest is allowed in such proceeding.
               Notwithstanding anything to the contrary in the preceding paragraph, Guarantor Senior Indebtedness will not include: (1) any obligation of the Note Guarantor to any Subsidiary of the Company or the Company, (2) any liability for Federal, state, local or other taxes owed or owing by such Note Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of such Note Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Note Guarantor, including any Guarantor Senior Subordinated Indebtedness and any Guarantor Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness incurred in violation of Section 3.2 (but, so long as any Floating Rate Notes remain outstanding, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holders(s) of such obligation or their representative, the Initial Holder and the Trustee shall have received an Officers’ Certificate of the Note Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).
          “Guarantor Senior Subordinated Indebtedness” means, with respect to a Note Guarantor, the obligations of such Note Guarantor under the Note Guarantee and any other Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that specifically provides that such Indebtedness is to rank equally in right of payment with the obligations of such Note Guarantor under the Note Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Note Guarantor which is not Guarantor Senior Indebtedness of such Note Guarantor.
          “Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, pursuant to a written agreement, without giving effect to collateral arrangements.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
          “Holder” means a Person in whose name a Security is registered on the Registrar’s books. The Holders are designated as “Third Priority Creditors” for purposes of the Intercreditor Agreement.
          “Initial Holder” has the meaning ascribed to it in the introductory paragraph of the Indenture. The Initial Holder is designated as a “Third Priority Creditor” for purposes of the Intercreditor Agreement.

          “Initial Interest Payment Date” means the earlier to occur of (a) June 1, 2011 and (b) the first regularly scheduled interest payment date following such date as the Floating Rate Notes are repaid in full.
          “Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
               (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
               (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
               (3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable or similar obligation to a trade creditor in each case Incurred in the ordinary course of business);
               (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;
               (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;
               (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor (but excluding, in each case, any accrued dividends);
               (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;
               (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;
               (9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and
               (10) to the extent not otherwise included in this definition, the principal amount of any Indebtedness outstanding in connection with a securitization transaction is the amount of obligations outstanding under the legal documents entered into as part of such securitization that would be characterized as principal on any date of determination if such securitization transaction were structured as a secured lending transaction.
          The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that contingent obligations arising in the ordinary course of business and not with respect of borrowed money shall be deemed not to constitute Indebtedness.
          Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.
          In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:
               (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);
               (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and
               (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

               (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or
               (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.
          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Related Business of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.
          “Initial Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.
          “Intercreditor Agreement” means the Intercreditor Agreement, dated as of June 16, 2006, by and among J.P. Morgan Chase Bank, N.A., in its capacity as administrative agent (or its successor) under the Senior Secured Credit Agreement, the holders of any Pari Passu Secured Indebtedness from time to time (or any agent or representative on their behalf), the Initial Holder (or any agent or representative on its behalf), the Bank of New York Trust Company, N.A. as the collateral agent for the Floating Rate Notes (or its successor), and the Company and the Note Guarantors.
          “Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
          “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:
               (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

               (2) endorsements of negotiable instruments and documents in the ordinary course of business; and
               (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company or the Parent.
          For purposes of Section 3.3,
               (1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;
               (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company; and
               (3) if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.
          “Issue Date” means October 28, 2009.
          “Joint Venture” means any Person, other than an individual or a Subsidiary of the Company, (i) in which the Company or a Restricted Subsidiary holds or acquires an equity interest (whether by way of Capital Stock or otherwise) and (ii) which is engaged in a Related Business.
          “Legal Holiday” has the meaning ascribed to it under Section 13.8.

          “Lien” means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset (including any conditional sale or other title retention agreement or lease in the nature thereof).
          “More Favorable Covenant” means a covenant that is (i) of the nature described in Article III or VI of this Indenture or Article III or VI of the indenture governing the Floating Rate Notes and (ii) in any respect more restrictive or burdensome to the Parent, the Company or any Restricted Subsidiary or more favorable to the lenders or other counterparties thereunder than is contained in this Indenture or any Collateral Document as of the date of this Indenture.
          “Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.
          “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:
               (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;
               (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or any other security agreement of any kind with respect to such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;
               (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and
               (4) in the case of an Asset Disposition, the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          “Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements); provided that the cash proceeds of an Equity Offering by Parent shall not be deemed Net Cash Proceeds, except to the extent such cash proceeds are contributed to the Company.
          “Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.
          “Non-Recourse Debt” means Indebtedness of a Person:
               (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);
               (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
               (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.
          “Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).
          “Note Guarantee” means, individually, any Guarantee of payment of the Securities by a Note Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Note Guarantees. Each such Note Guarantee will be in the form prescribed by this Indenture.
          “Note Guarantor” has the meaning ascribed to it in the introductory paragraph of this Indenture.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company or, if the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Note Guarantor has a correlative meaning.

          “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Initial Holder or the Trustee, as applicable. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.
          “Parent” means Libbey Inc., a Delaware corporation.
          “Parent Common Stock” means the Common Stock, par value $.01 per share of the Parent.
          “Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Securities (without giving effect to collateral arrangements).
          “Pari Passu Secured Indebtedness” means any Indebtedness of the Company or any Note Guarantor that ranks pari passu in right of payment with the Securities or the relevant Note Guarantee and is secured by a Lien on the Collateral that has the same priority as the Lien securing the Securities and that is designated in writing as such by the Company to the Initial Holder or the Trustee, as applicable, and the holders of which enter into an appropriate agency agreement with the Collateral Agent.
          “Permitted Asset Swap” means any transfer of property or assets by the Company or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash and Investments) that will be used in a Related Business; provided that the aggregate fair market value of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value of the property or assets received by the Company or such Restricted Subsidiary in such exchange (provided, however, that in the event such aggregate fair market value of the property or assets being transferred or received by the Company is (x) less than $20.0 million, such determination shall be made in good faith by the Board of Directors of the Company and (y) greater than or equal to $20.0 million, such determination shall be made by an Independent Financial Advisor). Neither the Company nor any of its Restricted Subsidiaries may effect a Permitted Asset Swap during the PIK Period.
          “Permitted Holder” means the Initial Holder, its Affiliates and assigns.
          “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
               (1) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary or Person (other than a Receivables Entity) is a Related Business;
               (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to,

the Company or a Restricted Subsidiary (other than a Receivables Entity); provided, however, that such Person’s primary business is a Related Business;
               (3) cash and Cash Equivalents;
               (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
               (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
               (6) loans or advances to employees of the Company and its Restricted Subsidiaries, (i) the proceeds of which are used to purchase Capital Stock of the Company or the Parent, or (ii) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount at any one time outstanding not to exceed $3.5 million (loans or advances that are forgiven shall continue to be deemed outstanding);
               (7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;
               (8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 3.5;
               (9) Investments in existence on June 16, 2006 and any modification, replacement, renewal, or extension thereof; provided, however, that the amount of such Investment may be increased (x) as required by the terms of such Investment as in existence on June 16, 2006 or (y) as otherwise permitted under this Indenture;
               (10) Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.2;

               (11) following the expiration of the PIK Period, Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed the greater of (a) $7.5 million or (b) 1% of Total Assets outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);
               (12) Guarantees issued in accordance with Section 3.2;
               (13) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Receivables securitization transaction, provided, however, that any Investment in any such Person is in the form of a purchase money note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Receivables securitization transaction or any such Person owning such Receivables;
               (14) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;
               (15) Investments of a Restricted Subsidiary of the Company acquired after June 16, 2006 or of an entity merged into or consolidated with the Company or a Restricted Subsidiary of the Company in a transaction that is not prohibited by Section 4.1 after June 16, 2006, to the extent that such Investments were not made in contemplation of such acquisition, merger, or consolidation and were in existence on the date of such acquisition, merger, or consolidation; and
               (16) following the expiration of the PIK Period, Investments in Joint Ventures of the Company or any of its Restricted Subsidiaries not to exceed $15.0 million at any time outstanding (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value).
          “Permitted Liens” means, with respect to any Person:
               (1) Liens securing Indebtedness and other obligations under the Senior Secured Credit Agreement and related Hedging Obligations and other Senior Indebtedness, including, without limitation, the Floating Rate Notes and related banking services or cash management obligations and Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company and/or Libbey Europe B.V. under the Senior Secured Credit Agreement and other Guarantor Senior Indebtedness permitted to be Incurred, including, without limitation, Guarantees of the Floating Rate Notes under this Indenture, provided that any such Liens of the Company or the Note Guarantors secure the Securities and the Note Guarantees on at least a third-priority basis;
               (2) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;
               (3) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;
               (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;
               (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
               (6) survey exceptions encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person provided that the Person complies with the applicable provisions of the Collateral Documents relating to such Liens;
               (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;
               (8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

               (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
               (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that:
               (a) the Incurrence of the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and
               (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
               (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;
               (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
               (13) Liens existing on June 16, 2006 (other than Liens permitted under clause (1));
               (14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;
               (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition;

provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
               (16) Liens in favor of the Company or any Restricted Subsidiary;
               (17) Liens securing the Securities and Subsidiary Guarantees;
               (18) Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17) and (18), provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder; provided further that Liens securing Refinancing Indebtedness in respect of the Securities shall have the same priority and ranking in relation to the Floating Rate Notes and the Guarantees of the Floating Rate Notes as the Securities and the Note Guarantees;
               (19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;
               (20) Liens under industrial revenue, municipal or similar bonds;
               (21) following the expiration of the PIK Period, Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $20.0 million; and
               (22) Liens securing Indebtedness and other obligations of Foreign Subsidiaries that are Incurred in accordance with Section 3.2.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.
          “PIK Period” means the period of time from the issuance of the Original Notes to the date on which interest on the Initial Securities begins to accrue at 16% under this Indenture.
          “Preferred Stock,” as applied to the Capital Stock of any entity, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          “Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.
          “Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.
          “Receivables Entity” means a Wholly-Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:
               (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:
               (a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);
               (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or
               (c) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
               (2) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

               (3) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
          Any such designation by the Board of Directors of the Company shall be evidenced to the Initial Holder or the Trustee, if any, by filing with the Initial Holder or Trustee, as applicable, a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
          “Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a securitization transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a securitization transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off- balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.
          “Redemption Date” means, with respect to any redemption of Securities, the date of redemption with respect thereto.
          “Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on June 16, 2006 or Incurred in compliance with the Original Indenture prior to the date of this Indenture or this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:
               (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;
               (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;
               (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith);
               (4) if the Indebtedness being refinanced is subordinated in right of payment to the Securities or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
               (5) if (a) no Floating Rate Notes are outstanding at such time and (b) the Indebtedness being refinanced is Senior Subordinated Indebtedness (or Guarantor Subordinated Indebtedness), such Refinancing Indebtedness shall be Pari Passu Indebtedness (or pari passu in respect of Guarantor Subordinated Indebtedness) or a Subordinated Obligation.
          “Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries, on June 16, 2006.
          “Representative” means the indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; provided that if, and for so long as, any Senior Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Indebtedness in respect of any Senior Indebtedness and that when used in connection with (i) the Senior Secured Credit Agreement, the term “Representative” shall refer to the administrative agent under the Senior Secured Credit Agreement or (ii) the Floating Rate Notes, the term “Representative” shall refer to the trustee under the Floating Rate Notes Indenture as amended, restated, or modified from time to time.
          “Restricted Investment” means any Investment other than a Permitted Investment.
          “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
          “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.
          “SEC” means the United States Securities and Exchange Commission.
          “Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.
          “Securities Documents” means this Indenture, the Securities, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement.

          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Securities Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.3.
          “Senior Indebtedness” means, whether outstanding on June 16, 2006 or thereafter issued, created, Incurred or assumed, (i) Bank Indebtedness and all amounts payable by the Company under or in respect of all other Indebtedness of the Company, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such proceeding) and fees relating thereto and (ii) all Indebtedness of the Company including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary of the Company whether or not a claim for post-filing interest is allowed in such proceedings), whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness Incurred in violation of Section 3.2 (but, so long as any Floating Rate Notes remain outstanding, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holders(s) of such obligation or their representative, the Initial Holder and the Trustee shall have received an Officers’ Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).
          “Senior Secured Credit Agreement” means the Credit Agreement entered into among the Company, Libbey Europe B.V., a Netherlands corporation, J.P. Morgan Securities Inc. as sole lead arranger and bookrunner, JPMorgan Chase Bank N.A., as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder provided that such additional Indebtedness is Incurred in accordance with Section 3.2; provided that a Senior Secured Credit Agreement shall not (x) include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act or (y) relate to Indebtedness that does not consist exclusively of Senior Indebtedness or Guarantor Senior Indebtedness or Indebtedness of a Foreign Subsidiary.

          “Senior Subordinated Indebtedness” means the Securities and any other Indebtedness of the Company that specifically provides that it is Pari Passu Indebtedness and is not by its express terms subordinate in right of payment to any Indebtedness of the Company which is not Senior Indebtedness.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization of Receivables transactions.
          “Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof; for avoidance of doubt the Stated Maturity with respect to the Securities shall be the earlier of (a) June 1, 2021, and (b) 180 days after the earliest scheduled maturity date of any tranche of Refinancing Indebtedness Incurred with respect to any portion of the Floating Rate Notes; provided, however, that in no event shall the Stated Maturity of the Securities be a date prior to September 1, 2011.
          “Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Securities pursuant to a written agreement, without giving effect to collateral arrangements.
          “Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.
          “Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto (which shall be substantially in the form of Exhibit B), and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

          “Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.
          “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect on the date of this Indenture.
          “Total Assets” means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, as shown on its most recent balance sheet.
          “Transaction Documents” means the Securities Documents and the Exchange Documents.
          “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Trustee” means the party named as such pursuant to this Indenture until a successor replaces it and, thereafter, means, the successor.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Subsidiary” means:
               (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and
               (2) any Subsidiary of an Unrestricted Subsidiary.
          The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
               (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

               (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;
               (3) such designation and the Investment of the Company in such Subsidiary complies with Section 3.3;
               (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;
               (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:
               (a) to subscribe for additional Capital Stock of such Person; or
               (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
               (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.
          Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee or the Initial Holder, as applicable, by filing with the Trustee or the Initial Holder, as applicable, a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.
          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 3.2 on a pro forma basis taking into account such designation.
          “U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
          “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.
          “Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.
               Section 1.2 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	3.8
“Asset Disposition Offer”	3.5
“Asset Disposition Offer Amount”	3.5
“Asset Disposition Offer Period”	3.5
“Asset Disposition Purchase Date”	3.5
“Authenticating Agent”	2.2
“Blockage Notice”	10.3
“Calculation Agent”	2.3
“Certificated Note”	2.1	(b)
“Change of Control Offer”	3.10
“Change of Control Payment”	3.10
“Change of Control Payment Date”	3.10
“Company Order”	2.2
“covenant defeasance option”	8.1	(b)
“cross acceleration provision”	6.1	(6)(b)
“Debt Prepayment Offer”	3.2
“Debt Prepayment Offer Amount”	3.2
“Debt Prepayment Offer Period”	3.2
“Debt Prepayment Offer Price”	3.2
“Debt Prepayment Purchase Date”	3.2
“Defaulted Interest”	2.12
“Equity Issuance Offer”	3.21
“Equity Issuance Offer Amount”	3.21

Term	Defined in Section
“Equity Issuance Offer Period”	3.21
“Equity Issuance Offer Price”	3.21
“Equity Issuance Purchase Date”	3.21
“Event of Default”	6.1
“Excess Proceeds”	3.5
“Guarantor Obligations”	11.1
“legal defeasance option”	8.1	(b)
“OID Legend”	2.1	(e)
“Pari Passu Notes”	3.5
“Payment Blockage Period”	10.3
“payment default”	6.1	(6)(a)
“Paying Agent”	2.3
“Premises”	12.6
“Private Placement Legend”	2.1	(d)
“protected purchaser”	2.8
“Registrar”	2.3
“Resale Restriction Termination Date”	2.6	(a)
“Restricted Payment”	3.3
“Restricted Securities”	2.1	(a)
“Special Interest Payment Date”	2.12	(a)
“Special Record Date”	2.12	(a)
“Successor Company”	4.1
“Successor Parent”	4.1
               Section 1.3 Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA which are in and are made a part of this Indenture, whether or not the Indenture is subject to the TIA. The following TIA terms have the following meanings:
               “Commission” means the SEC.
               “indenture securities” means the Securities.
               “indenture security holder” means a Holder.
               “indenture to be qualified” means this Indenture.
               “indenture trustee” or “institutional trustee” means the Trustee.
               “obligor” on the indenture securities means the Company, any Subsidiary Guarantors and any other obligor on the indenture securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
               Section 1.4 Rules of Construction. Unless the context otherwise requires:
               (1) a term has the meaning assigned to it;
               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
               (3) “including” means including without limitation;
               (4) words in the singular include the plural and words in the plural include the singular;
               (5) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
               (6) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
               (7) all amounts expressed in this Indenture or in any of the Securities in terms of money refer to the lawful currency of the United States of America; and
               (8) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II
THE SECURITIES
               Section 2.1 Form, Dating and Terms. (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $80,431,000. In addition, the Company may issue, from time to time in accordance with these provisions Additional Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 2.6, 2.9, 2.11, 5.8 or 9.5 or in connection with a Debt Prepayment Offer pursuant to Section 3.2, a Change of Control Offer pursuant to Section 3.10, or an Asset Disposition Offer pursuant to Section 3.5 or an Equity Issuance Offer (as defined herein) pursuant to Section 3.21.
               The Initial Securities shall be known and designated as “Senior Subordinated Secured Notes due 2021” of the Company. Additional Securities shall be known and designated as “Senior Subordinated Secured Note due 2021” of the Company.
               With respect to any Additional Securities, the Company shall set forth in (a) a Board Resolution of the Company and (b) (i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:
               (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture which may be in an unlimited aggregate principal amount; and
               (2) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue.
               The Initial Securities and the Additional Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities, and the Additional Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities or the Additional Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.
               If any of the terms of any Additional Securities are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Initial Holder or upon request by the Trustee, to the Trustee, at or prior to the delivery of the

Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.
        (b) The Initial Securities are being offered and sold by the Company pursuant to a Debt Exchange Agreement, dated October 28, 2009, among the Company, Parent and the Initial Holder. The Initial Securities and any Additional Securities will be resold initially only pursuant to an exemption from the Securities Act. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.
               Initial Securities and Additional Securities shall be issued in the form of a Definitive Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth under Section 2.1(d) (the “Certificated Note”), deposited with the Initial Holder, duly executed by the Company and authenticated by the Trustee, if any, as hereinafter provided; provided, that upon the request of any Holder of Securities, the Company shall take all reasonable actions necessary to deposit such Securities in book-entry form with The Depository Trust Company, or applicable successor depository entity. The Certificated Note may be represented by more than one certificate. The aggregate principal amount of the Certificated Note may from time to time be increased or decreased by adjustments made on the Certificated Note and on the records of the Trustee, if any, as hereinafter provided or by issuance of Additional Securities.
               The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of cash interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Securities Register or (ii) wire transfer to an account located in the United States maintained by the payee. At the option of the Company, interest may be paid by issuing Additional Securities in principal amount equal to each installment of interest which shall be delivered to the Initial Holder or the Trustee, as applicable. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Securities represented by Definitive Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent, if such have been appointed, or if not, to the Company to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Company or the Trustee, if any, may accept in its discretion).
               The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and under Section 2.1(d).

The Company and the Initial Holder or Trustee, as applicable, shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its execution by an Officer unless there is a Trustee in which case it shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Initial Holder or the Trustee, as applicable, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
               (c) Denominations. The Securities shall be issuable only in fully registered form, without interest coupons, and only in denominations of $1,000 and an integral multiple thereof or (other than any Securities issued in lieu of cash interest during any PIK Period), if issued in payment of interest on the Securities, in the amount of such interest.
               (d) Restrictive Legends. Unless and until Security is sold under an effective registration statement,
                    (A) the Certificated Note shall bear the following legend (the “Private Placement Legend”) on the face thereof:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUEST THE DELIVERY OF AN OPINION OF COUNSEL AND/OR CERTIFICATION REASONABLY SATISFACTORY TO EACH

OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
               (e) OID Legend. Each Certificated Note issued with “original issue discount” as defined in Section 1273 of the Code, shall bear the following legend (the “OID Legend”) on the face thereof:
THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY BY CONTACTING THE CHIEF FINANCIAL OFFICER OF LIBBEY GLASS INC. AT 300 MADISON AVENUE, P.O. BOX 10060, TOLEDO, OHIO 43699-0060, OR AT (419) 325-2100.
               Section 2.2 Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, if applicable, the Security shall be valid nevertheless.
               If a Trustee has been appointed, a Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security, otherwise the signature of an Officer shall be sufficient. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its execution by an Officer unless there is a Trustee in which case it shall be dated the date of its authentication.
               At any time and from time to time after the execution and delivery of this Indenture, the Company shall make available for delivery and if applicable, the Trustee shall authenticate: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $80,431,000 and (2) subject to the terms of this Indenture, Additional Securities for original issue in an unlimited principal amount, in each case if Trustee has been appointed upon a written order of the Company signed by one Officer of the Company (the “Company Order”). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Additional Securities.
               The Trustee, if any, may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this

Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
               In case the Company, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Initial Holder or the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, if any, upon Company Order of the successor Person, and if there is no Trustee, the Company, shall authenticate and make available for delivery Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.
               Section 2.3 Registrar and Paying Agent. If a Trustee is appointed, the Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). In addition, the Company shall appoint and maintain at all times a Calculation Agent (the “Calculation Agent”) for purposes of the calculating the interest on the Securities, which shall initially be the Initial Holder. The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in New York, New York. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrar.
               The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. Any of the Company’s Restricted Subsidiaries organized in the United States may act as Paying Agent, Registrar or transfer agent.

               The Company will initially appoint the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent without notice to any Holder upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.
               Section 2.4 Paying Agent to Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, if a Trustee has been appointed, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. If a Trustee has not been appointed such payment shall be made to the Initial Holder. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, of or interest on the Securities (whether such assets have been distributed to it by the Company or other obligors on the Securities) and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If any Subsidiary Guarantor of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than a Subsidiary Guarantor of the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Initial Holder, or the Trustee if appointed, shall serve as Paying Agent for the Securities.
               Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, if any, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company and the Subsidiary Guarantors shall otherwise comply with TIA § 312(a).
               Section 2.6 Transfer and Exchange. (a) Prior to the date which is one year after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) a transfer of a Certificated Note shall be made upon receipt by the Company, the Trustee or its agent of a certificate substantially in the form set forth under Section 2.7 from the proposed transferee and, if requested by the Company or the Trustee, the receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information reasonably satisfactory to each of them.
               After the Resale Restriction Termination Date, interests in a Certificated Note may be transferred in accordance with applicable law without requiring the certifications set forth under Section 2.7 or any additional certification.
               (b) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless (i) a Security is being transferred pursuant to an effective registration statement or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
               (c) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.
               (d) Obligations with Respect to Transfers and Exchanges of Securities.
                    (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute, and the Trustee shall authenticate, Definitive Securities at the Registrar’s or the Initial Holder’s request.
                    (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 9.5).
                    (iii) The Company (and the Registrar) shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing. The Company (and the Registrar) shall not be required to register the transfer of or exchange of any Security selected for redemption.
                    (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, including the transfer or exchange of such Security, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
                    (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
               (e) No Obligation of the Trustee.
                    (i) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
               (f) Sales to Existing Investors. So long as any Floating Rate Notes remain outstanding and there is no outstanding Default or an Event of Default under this Indenture, the Initial Holder shall not knowingly sell, exchange, transfer, negotiate, gift, convey in trust, assign, or otherwise dispose of all or any portion of its Securities to any Person set forth on Schedule 2.6 hereto at a time when such Person beneficially owns 10% or more of the outstanding Floating Rate Notes without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.
               Section 2.7 Form of Certificate to be Delivered in Connection with Transfers.
[Date]

Company/Trustee
[address]
Attention: General Counsel/Corporate Trust Administration

Re:	Libbey Glass Inc. Senior Subordinated Secured Notes due 2021
Ladies and Gentlemen:
               This certificate is delivered to request a transfer of $                     principal amount of the Senior Subordinated Secured Notes due 2021 (the “Securities”) of Libbey Glass Inc. (the “Company”).
               Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

               The undersigned represents and warrants to you that:
               1. We are an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such another “accredited investor” and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
               2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the

“Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, or (c) pursuant to any other available exemption from the registration requirements of the Securities Act. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (c) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and if appointed, the Trustee, as defined in the indenture governing the Securities (the “Trustee”), which shall provide, among other things, that the transferee is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clause (e) above to require the delivery of an opinion of counsel and/or certifications reasonably satisfactory to the Company and the Trustee.
               The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

TRANSFEREE:

BY:

cc: Libbey Glass Inc.
               Section 2.8 Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, if appointed, shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new

Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
               In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
               Upon the issuance of any new Security under this Section, the Company may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.
               Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
               Section 2.9 Outstanding Securities. Securities outstanding at any time are all Securities executed by an Officer and authenticated by the Trustee, if appointed, except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event either of the Company or an Affiliate of the Company holds the Security; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 11.7 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.
               If a Security is replaced pursuant to Section 2.8 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding and interest on it ceases to accrue unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement pursuant to Section 2.8.

               If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
               Section 2.10 Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee, if appointed, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, if appointed, shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall, if appointed, authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.
               Section 2.11 Cancellation. The Company at any time may cancel Securities or deliver Securities to the Trustee, if appointed, for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, if appointed, and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures and shall deliver canceled Securities to the Company pursuant to written direction by an Officer of the Company. If no Trustee is appointed, the Company shall cancel such Securities. If the Company or any Subsidiary Guarantor acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered for cancellation pursuant to this Section 2.11. The Company may not issue new Securities to replace Securities it has paid and cancelled or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.
               Section 2.12 Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.
               Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
               (a) The Company may elect to make payment of any Defaulted Interest to the Initial Holder by making such payment. If a Trustee has been appointed, the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Initial Holder or the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee, for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for under Section 12.2 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
               (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
               Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

               Section 2.13 Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
               Section 2.14 CUSIP, Common Code and ISIN Numbers. The Company in issuing the Securities may use “CUSIP,” “Common Code” or “ISIN” numbers and, if so, the Trustee shall use “CUSIP,” “Common Code” or “ISIN” numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP, Common Code or ISIN number. The Company shall promptly notify the Trustee in writing of any change in any CUSIP, Common Code or ISIN number.
               Section 2.15 Tax Reporting. In accordance with Treasury Regulation Section 1.1272-1(c)(5), the Company and Holders shall presume that the Company will repay the Securities on December 1, 2010 in order to determine the yield of the Securities for federal income tax purposes.

ARTICLE III
COVENANTS
               Section 3.1 Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Initial Holder has received payment or if the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
               The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
               The Company and any Note Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Note Guarantees (if any), this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities or any Note Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the United States, the jurisdiction of incorporation of any successor of the Company or any Note Guarantor or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities, the Note Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities. The Company or the Note Guarantors, if any, will agree to indemnify the Holders for any such taxes paid by such Holders.
               Notwithstanding anything to the contrary contained in this Indenture, the Company or any Note Guarantor may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.
               Section 3.2 Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; provided, further, that if the Company and the Subsidiary Guarantors Incur Indebtedness during the PIK Period pursuant to this paragraph, such Indebtedness is expressly subordinated in right of payment to the Senior Secured Notes during the PIK Period and interest on such Indebtedness is payable solely by increasing the principal amount of such Indebtedness during the PIK Period.

               The first paragraph of this Section 3.2 will not prohibit the Incurrence of the following Indebtedness:
               (1) Indebtedness of the Company, any Subsidiary Guarantor or any Restricted Subsidiary that is a Foreign Subsidiary Incurred pursuant to a Credit Facility in an aggregate amount up to the greater of (a) $150.0 million, less the aggregate principal amount of all principal repayments with the proceeds from Asset Dispositions utilized in accordance with clause 3(a) of Section 3.5 that permanently reduce the commitments thereunder, and (b) the Borrowing Base;
               (2) Guarantees by (x) the Company or its Subsidiary Guarantors of Indebtedness Incurred by the Company or a Restricted Subsidiary in accordance with the provisions of this Indenture, provided that in the event such Indebtedness that is being Guaranteed is (a) Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness, then the related Guarantee shall rank equally in right of payment to the Note Guarantees or (b) a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Securities or the Subsidiary Guarantee, as the case may be, and (y) Non-Guarantor Restricted Subsidiaries of Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries in accordance with the provisions of this Indenture;
               (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,
               (a) if the Company is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;
               (b) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and
               (c) (i) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

               (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.
               (4) Indebtedness represented by (a) the Securities issued on June 16, 2006 and in accordance with the provisions of the Original Indenture and the Subsidiary Guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10) and (11)) outstanding on June 16, 2006 and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this Section 3.2;
               (5) following the expiration of the PIK Period, Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 3.2 after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);
               (6) Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);
               (7) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations Incurred pursuant to this clause (7), and Attributable Indebtedness, in an aggregate principal amount (including all Refinancing Indebtedness Incurred to refund, defease, renew, extend, refinance or replace any Indebtedness Incurred pursuant to this clause (7)) not to exceed during the PIK Period, $5.0 million and, thereafter, $15.0 million, in each case at any time outstanding;
               (8) Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds, warranties, indemnities and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;
               (9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for customary guarantees, indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;
               (10) Indebtedness represented by earnout provisions, contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements; provided that this clause (10) shall not extend to Indebtedness Incurred to finance an earnout or any other component of such Investment;
               (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;
               (12) Indebtedness Incurred by Foreign Subsidiaries that are not Subsidiary Guarantors in an aggregate principal amount, together with all other Indebtedness (including Refinancing Indebtedness) Incurred pursuant to this clause (12), not to exceed, during the PIK Period, $45.0 million and, thereafter, the greater of (x) $25.0 million and (y) 6% of Foreign Assets, in each case at any time outstanding; provided, however, that such Indebtedness Incurred pursuant to this clause (12) during the PIK Period shall only consist of (i) Incurrences to fund working capital related to the Company’s Foreign Subsidiaries organized in Mexico in an aggregate amount not to exceed $15.0 million, (ii) Incurrences to fund capital expenditures related to the Company’s Foreign Subsidiaries organized in Mexico in an aggregate amount not to exceed $15.0 million and (iii) Incurrences to fund working capital and capital expenditures related to the Company’s Foreign Subsidiaries organized in Portugal in an aggregate amount not to exceed $15.0 million;
               (13) Indebtedness of Libbey Glassware (China) Co., Ltd. or a Restricted Subsidiary that is a Foreign Subsidiary organized under the laws of the People’s Republic of China Incurred pursuant to a Credit Facility in an aggregate principal amount, together with all other Indebtedness (including Refinancing Indebtedness) Incurred pursuant to this clause (13), not to exceed $30.0 million at any time outstanding and any Guarantee of such Indebtedness issued by the Company; and
               (14) following the expiration of the PIK Period, in addition to the items referred to in clauses (1) through (13) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness (including (i) any outstanding Indebtedness in excess of the greater of (x) $25.0 million and (y) 6% of Foreign Assets Incurred pursuant to clause (12) above as determined on the date of the expiration of the PIK Period and not classified by Libbey Glass in any other manner that complies with this covenant, which excess not so otherwise classified shall be deemed classified as Indebtedness Incurred under this clause (14) and (ii)

Refinancing Indebtedness) Incurred pursuant to this clause (14) and then outstanding, will not exceed $20.0 million at any time outstanding.
               The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary (other than a Subsidiary Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor. No Subsidiary Guarantor will Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Senior Subordinated Indebtedness unless such refinancing Indebtedness is either Guarantor Senior Subordinated Indebtedness or Guarantor Subordinated Obligations.
               The Company will be required to make an offer (the “Debt Prepayment Offer”) to all Holders of Securities to purchase the maximum principal amount of Securities that may be purchased out of Excess Cash Proceeds in respect of an Incurrence of Indebtedness if:
          (i) the Company Incurs Refinancing Indebtedness in respect of the Floating Rate Notes, the proceeds of which are used to repay, refinance, repurchase or redeem the Floating Rate Notes in their entirety; or
          (ii) after the Floating Rate Notes are no longer outstanding, the Company Incurs Senior Subordinated Indebtedness or Subordinated Obligations pursuant to the first paragraph or clause (14) of the second paragraph (excluding any Refinancing Indebtedness Incurred in respect of Indebtedness described in clause (12)), of this Section 3.2;
provided, however, that in no event shall the Company be required to make a Debt Prepayment Offer if and to the extent that such Debt Prepayment Offer is prohibited under a Credit Facility. For the avoidance of doubt, “Credit Facility” shall not include any issuance of public debt securities for purposes of this Section 3.2. If the Company Incurs any Refinancing Indebtedness in respect of the Indebtedness described in clause (1) of the second paragraph of this Section 3.2 or in respect of the Floating Rate Notes, the Company will endeavor to obtain the approval of the lenders or holders of such Refinancing Indebtedness to the Company’s making of a Debt Prepayment Offer as described in this Section 3.2 under the terms of such Refinancing Indebtedness with the Excess Cash Proceeds of any Indebtedness subsequently Incurred by the Company pursuant to the first paragraph, or clause (14) of the second paragraph, of this Section 3.2 (including, for purposes of such approval, proceeds from the Incurrence of Indebtedness ranking senior in right of payment to the Securities net of the fees and expenses described in the definition of “Excess Cash Proceeds”). In no event, however, shall the preceding sentence obligate the Company to obtain such approval if, in exchange for such approval, the lenders or holders of the applicable Refinancing Indebtedness would impose upon the Company fees for such approval or otherwise would require the Company to accept terms of the Refinancing Indebtedness that are less favorable to the Company than would be offered to the Company if such approval were not provided. If such approval is not obtained, the Company shall not be permitted to incur any Senior Subordinated Indebtedness or Subordinated Obligations other than to repay, refinance, repurchase or redeem the Floating Rate Notes.
               If the Company is required to make a Debt Prepayment Offer, the offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Securities that may be purchased pursuant to this paragraph of Section 3.2, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture (the “Debt Prepayment Offer Price”). To the extent that the aggregate amount of Securities so validly tendered and not properly withdrawn pursuant to a Debt Prepayment Offer is less than the Excess Cash Proceeds in respect of an applicable Incurrence of Indebtedness, the Company may use any remaining Excess Cash Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Cash Proceeds in respect of an applicable Incurrence of Indebtedness, the Initial Holder or the Trustee, as applicable, shall select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of Securities requested to be repurchased. The Company may fulfill its obligation to offer to repurchase the Securities pursuant to this Section 3.2 by making one repurchase offer under this Section 3.2 and under Section 3.21 to the extent of any Excess Cash Proceeds received in connection with a concurrent Equity Issuance and Incurrence of Indebtedness.
               The Debt Prepayment Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Debt Prepayment Offer Period”). The Company will mail a notice of a Debt Prepayment Offer first class, postage prepaid, to the record holders shown on the register of Holders within seven days of receipt of Excess Cash Proceeds, with a copy to the Trustee, if any, offering to purchase the Securities as described above. Each notice of a Debt Prepayment Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, subject to applicable law (the “Debt Prepayment Purchase Date”), the maximum amount of Securities that may be purchased pursuant to the Debt Prepayment Offer, the Debt Prepayment Offer Price, and a description of the transaction giving rise to the Debt Prepayment Offer. No later than five Business Days after the termination of the Debt Prepayment Offer Period, the Company will purchase the principal amount of Securities required to be purchased pursuant to this Section 3.2 (the “Debt Prepayment Offer Amount”) or, if less than the Debt Prepayment Offer Amount has been so validly tendered, all Securities validly tendered in response to the Debt Prepayment Disposition Offer.
               If the Debt Prepayment Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the

Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Debt Prepayment Offer for periods prior to the interest payment date.
               On or before the Debt Prepayment Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Debt Prepayment Offer Amount of Securities or portions of Securities so validly tendered and not properly withdrawn pursuant to the Debt Prepayment Offer, or if less than the Debt Prepayment Offer Amount has been validly tendered and not properly withdrawn, all Securities so validly tendered and not properly withdrawn. The Company will deliver to the Trustee or the Initial Holder, as applicable, an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.2. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Debt Prepayment Purchase Date) mail or deliver to each tendering Holder of Securities an amount equal to the purchase price of the Securities so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, if any, upon delivery of an Officers’ Certificate from the Company, or if there is no Trustee, the Company, will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Debt Prepayment Offer on the Debt Prepayment Purchase Date.
               The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.2, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.
               For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.2:
               (1) subject to clause (2) below, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this Section 3.2, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and, may later classify such item of Indebtedness in any manner that complies with this Section 3.2 and only be required to include the amount and type of such Indebtedness in one of such clauses;

               (2) all Indebtedness outstanding on June 16, 2006 under the Senior Secured Credit Agreement shall be deemed Incurred on June 16, 2006 under clause (1) of the second paragraph of this Section 3.2 and not the first paragraph or clause (4) of the second paragraph of this Section 3.2;
               (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
               (4) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;
               (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;
               (6) Indebtedness permitted by this Section 3.2 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.2 permitting such Indebtedness;
               (7) the principal amount of any Indebtedness outstanding in connection with a securitization transaction is the amount of obligations outstanding under the legal documents entered into as part of such securitization that would be characterized as principal on any date of determination if such securitization transaction were structured as a secured lending transaction; and
               (8) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.
               Accrual of interest, accrual of dividends, the accretion of accreted value, and the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.2. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of

Indebtedness issued with interest payable-in-kind and (ii) the principal amount or liquidation preference thereof, in the case of any other Indebtedness.
               In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if the Incurrence of such Indebtedness as of such date violates this Section 3.2, the Company shall be in Default of this Section 3.2).
               For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that the U.S. dollar-equivalent principal amount of Indebtedness of Libbey Glassware (China) Co., Ltd. under the Credit Facility to which it was a party as of June 16, 2006 shall be calculated based on the relevant currency exchange rate in effect on the date first committed; and provided further, that if any such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.2, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 3.2 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
               Section 3.3 Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:
               (1) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:
               (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

               (b) dividends or distributions payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);
               (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));
               (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted under clause (3) of the second paragraph of Section 3.2 or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
               (4) make any Restricted Investment in any Person;
(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
               (a) a Default shall have occurred and be continuing (or would result therefrom); or
               (b) the Company is not able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 3.2 after giving effect, on a pro forma basis, to such Restricted Payment; or
               (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to June 16, 2006 (excluding Restricted Payments permitted by clauses (1), (2), (3), (4), (7), (8), (9), (11), (13) and (14) of the next succeeding paragraph) would exceed the sum (without regard to any effect of the exchange of Original Notes for the Securities pursuant to the Debt Exchange Agreement) of:

               (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after June 16, 2006 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus
               (ii) 100% of the aggregate Net Cash Proceeds received by the Company, plus the fair market value of property other than cash or of marketable securities (such fair market value to be determined on the date of contractually agreeing to such sale as determined in good faith by the Board of Directors) received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to June 16, 2006 (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) excluding in any event (a) Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Securities in compliance with the provisions of Article V as it relates to the second paragraph of Section 5 of the Securities and (b) Excess Cash Proceeds received by the Company or a Restricted Subsidiary from an Equity Issuance to the extent applied to redeem Securities in compliance with the provisions of Section 3.21, to the extent applicable; plus
               (iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to June 16, 2006 of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange);
               (iv) 100% of the Net Cash Proceeds and the fair market value of property other than cash and marketable securities (such fair market value to be determined in good faith by the Board of Directors) from the sale or other disposition (other than to the Company or a Note Guarantor or to an employee stock ownership plan or trust established by the Company or any Restricted Subsidiary) of Restricted Investments made after June 16, 2006 and redemptions and repurchases of such Restricted Investments from the Company or its Restricted Subsidiaries and repayment of loans or advances from the Company and its Restricted Subsidiaries (other than in each case to the extent the Restricted Investment was made pursuant to clause (14) of the next succeeding paragraph);
               (v) to the extent that any Unrestricted Subsidiary of the Company designated as such after June 16, 2006 is redesignated as a Restricted Subsidiary or any Unrestricted Subsidiary of the Company merges into or consolidates with the Company or any of its Restricted Subsidiaries, in each case after June 16, 2006, the fair market value of such Subsidiary as of the date of such redesignation or such merger or consolidation, or in the case of the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (14) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment); and
               (vi) 50% of any dividends received by the Company or a Restricted Subsidiary of the Company after June 16, 2006 from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company.
The provisions of the preceding paragraph will not prohibit:
               (1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph; provided, further, however, that, if required, the Company or the Restricted Subsidiary, as applicable, shall have prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement complied with the requirement to consummate an Equity Issuance Offer pursuant to Section 3.21;
               (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 3.2 and that in each case constitutes Refinancing Indebtedness; provided, however, that, if required, the Company or the Restricted Subsidiary, as applicable, shall have prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement complied with the requirement to consummate a Debt Prepayment Offer pursuant to Section 3.2;
               (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the sale within 30 days of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 3.2 and that in each case constitutes Refinancing Indebtedness; provided, however, that, if required, the Company or the Restricted Subsidiary, as applicable, shall have prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement complied with the requirement to consummate an Equity Issuance Offer pursuant to Section 3.21;
               (4) any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under Section 3.5 below;
               (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;
               (6) Restricted Payments, cash dividends or loans to the Parent, for the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Restricted Subsidiary or any direct or indirect parent of the Company held by any existing or former directors, officers, employees or consultants of the Company or the Parent or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under stock option or stock purchase agreements or other agreements to compensate such Persons; provided, that such redemptions, repurchases or payments pursuant to this clause shall not be permitted with respect to the compensation or issuance of securities for any services that were not related to, or for the benefit of, the Company and its Restricted Subsidiaries; provided, further, that such redemptions or repurchases pursuant to this clause will not exceed $3.0 million in the aggregate during any calendar year; provided, further, that (x) the Company may carry over and make in subsequent calendar years, in addition to the $3.0 million amount permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to be made, but not made, in any preceding calendar year, up to a maximum amount of $8.0 million in any calendar year and (y) the maximum amount in any calendar year may be increased by the amount of any capital contributions to the Company as a result of sales of such shares of Capital

Stock of the Company or any direct or indirect parent of the Company to such persons (provided that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph of this Section 3.3) to the extent not so previously applied, plus the amount of any “key man” insurance proceeds, received by the Company or any Restricted Subsidiary to the extent not so previously applied;
               (7) following the expiration of the PIK Period, so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;
               (8) repurchases of Capital Stock deemed to occur upon (x) the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof or (y) cash dividends or loans to the Parent in amounts sufficient to pay taxes of directors, officers, employees or consultants relating to the withholding of a portion of the Capital Stock granted or awarded to a director, officer, employee or consultant in exchange for the payment of taxes payable by such Person upon such grant or award;
               (9) cash dividends or loans to the Parent in amounts equal to:
               (a) the amounts required for the Parent to pay any Federal, state or local income taxes to the extent that such income taxes are directly attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of amounts actually received from Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of the Unrestricted Subsidiaries;
               (b) the amounts required for the Parent to pay franchise taxes and other fees required to maintain its legal existence;
               (c) amounts to pay corporate overhead expenses of the Parent Incurred in the ordinary course of business (including financing transactions that benefit the Company and its Restricted Subsidiaries), and to pay salaries, benefits or other compensation of directors, officers, employees and consultants who perform services for both the Parent and the Company;
               (10) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 100% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 3.10, (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 3.5 and (iii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the Equity Issuance Offer in Section 3.21; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer, Asset Disposition Offer or Equity Issuance Offer, as applicable, as provided in such covenant with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer, Asset Disposition Offer or Equity Issuance Offer;
               (11) the repurchase or redemption of the Company’s or the Parent’s preferred stock purchase rights, or any substitute therefor, in an aggregate amount not to exceed the product of (x) the number of outstanding shares of Common Stock of the Parent and (y) $0.01 per share, as such amount may be adjusted in accordance with the rights agreement relating to the Parent Common Stock;
               (12) cash dividends or loans to the Parent in amounts required for the Parent to declare and pay cash dividends on Parent Common Stock in an amount not to exceed $0.10 per share in any fiscal year, which amount will be reduced to reflect any subdivision of the Parent Common Stock by means of a stock split, stock dividend or otherwise; provided that at the time of declaration of such dividend permitted, (x) no Event of Default (and, following the expiration of the PIK Period, no Default) has occurred and is continuing and (y) to the extent such cash dividends or loans are made following the expiration of the PIK Period, the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 3.2;
               (13) the repurchase, redemption or other acquisition for value of Capital Stock of the Company or any direct or indirect parent of the Company representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation or other combination involving the Company or any direct or indirect parent of the Company; and
               (14) following the expiration of the PIK Period, Restricted Payments in an amount not to exceed $10.0 million.
               The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee or the Initial Holder, as applicable, such determination to be based upon an opinion or appraisal issued by an Independent Financial Advisor if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $20.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee or the Initial Holder, as applicable, an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 3.3 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.
               Section 3.4 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
               (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);
               (2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or
               (3) transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).
               The provisions of the preceding paragraph will not prohibit:
               (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on June 16, 2006, including, without limitation, this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement, the Floating Rate Notes (and related documentation) and the Senior Secured Credit Agreement (and related documentation) in effect on such date;
               (ii) any encumbrance or restriction with respect to a Person pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Person on or before the date on which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or a Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or in contemplation of the transaction) and outstanding on such date, provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired and that, in the case of Indebtedness, was permitted to be Incurred pursuant to this Indenture;
               (iii) any encumbrance or restriction pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect, taken as a whole, to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this paragraph on June 16, 2006 or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;
               (iv) in the case of clause (3) of the first paragraph of this Section 3.4, Liens permitted to be Incurred under the provisions of Section 3.6;
               (v) (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this Section 3.4 on the property so acquired;
               (vi) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;
               (vii) any customary provisions in joint venture agreements relating to joint ventures and other similar agreements entered into in the ordinary course of business, provided that if such joint venture is a Restricted Subsidiary, such provisions will not materially affect the Company’s ability to make anticipated principal or interest payments on the Securities (as determined by the Board of Directors of the Company);

               (viii) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;
               (ix) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;
               (x) encumbrances or restrictions contained in indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by Subsidiary Guarantors in accordance with Section 3.2, that are not more restrictive, taken as a whole, than those applicable to the Company in either this Indenture or the Senior Secured Credit Agreement on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level); and
               (xi) encumbrances or restrictions contained in indentures or other debt instruments or debt arrangements Incurred or Preferred Stock issued by Restricted Subsidiaries that are not Subsidiary Guarantors subsequent to June 16, 2006 pursuant to clauses (5), (12), (13) and (14) of the second paragraph of Section 3.2, by Restricted Subsidiaries, provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Securities (as determined by the Board of Directors of the Company).
               Section 3.5 Limitation on Sales of Assets and Subsidiary Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:
               (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;
               (2) except for any Permitted Asset Swap, at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and
               (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

               (a) to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness or Guarantor Senior Indebtedness) to prepay, repay or purchase secured Senior Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or secured Guarantor Senior Indebtedness or secured Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor other than any Disqualified Stock or Guarantor Subordinated Obligations (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or
               (b) to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that with respect to Asset Dispositions of Collateral, such Additional Assets are added to the Collateral with the exception of Net Available Cash not to exceed $15.0 million that is invested in Additional Assets of Non-Guarantor Restricted Subsidiaries; provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture; provided, further that in the case of an Asset Disposition of Collateral, any cash will be deposited in accordance with the Intercreditor Agreement.
               Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” To the extent that the aggregate amount of Excess Proceeds exceeds $10.0 million on the 366th day after an Asset Disposition, first, the Company will be required to make an offer to purchase the Floating Rate Notes and other secured Indebtedness that is pari passu with the Floating Rate Notes pursuant to Section 3.5 of the Floating Rate Notes Indenture. If Excess Proceeds remain, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders of Securities and to the extent required by the terms of other Pari Passu Secured Indebtedness, to all holders of other Pari Passu Secured Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Secured Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Securities and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, and in compliance with the Intercreditor Agreement. To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.
               The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). The Company will mail a notice of an Asset Disposition Offer first class, postage prepaid, to the record holders shown on the register of Holders within 20 days following the 366th day referred to in the second paragraph of this Section 3.5 with a copy to the Trustee, if any, offering to purchase the Securities and Pari Pssu Notes as described above. Each notice of an Asset Disposition Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, subject to applicable law (the “Asset Disposition Purchase Date”). No later than five Business Days after the termination of the Asset Disposition Offer Period, the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this Section 3.5 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.
               If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Disposition Offer.
               On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn. The Company will deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.5 and, in addition, the Company will deliver all certificates and securities required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Asset Disposition Purchase Date) mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, if any, upon delivery of an

Officers’ Certificate from the Company, will authenticate and mail or deliver, or if there is no Trustee, the Company will mail and deliver, such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.
               For the purposes of clause (2) of this Section 3.5, the following will be deemed to be cash:
               (1) any liabilities as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and
               (2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 90 days following the closing of such Asset Disposition.
               The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.5, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.
               Section 3.6 Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under this Indenture and the Securities or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured. In addition, if the Company or any Subsidiary Guarantor, directly or indirectly, shall create, Incur or suffer to exist any Lien (other than Permitted Liens) securing any Credit Agreement Obligations or obligations in respect of the Floating Rate Notes, the Company or such Subsidiary Guarantor, as the case may be, must concurrently grant at least a third-priority Lien upon such property as security for the Securities.

               Section 3.7 Limitation on Affiliate Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:
               (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;
               (2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and
               (3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.
The preceding paragraph will not apply to:
               (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 3.3;
               (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans, pension plans or similar plans and/or indemnity provided on behalf of directors, officers and employees approved by the Board of Directors of the Company;
               (3) loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary of the Company in the ordinary course of business consistent with past practices, in an aggregate amount outstanding at any time not in excess of $2.5 million (without giving effect to the forgiveness of any such loan);

               (4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 3.2;
               (5) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;
               (6) the existence of, and the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries was a party as of or on June 16, 2006, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after June 16, 2006 will be permitted to the extent that its terms are not more disadvantageous to the Holders of the Securities than the terms of the agreements in effect on June 16, 2006;
               (7) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or senior management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;
               (8) any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith; and
               (9) any transaction between the Company or a Restricted Subsidiary and a Permitted Holder.
               Section 3.8 Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except:
               (1) to the Company or a Wholly-Owned Subsidiary; or
               (2) in compliance with Section 3.5 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such issuance or sale) would have been permitted to be made under Section 3.3 as if made on the date of such issuance or sale.
               Notwithstanding the preceding paragraph, the Company and any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary as long as the Company and its Restricted Subsidiaries comply with the terms of Section 3.5.
               Section 3.9 Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.
               Section 3.10 Change of Control. If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
               Within 30 days following any Change of Control, the Company shall mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:
               (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);
               (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and
               (3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.
On the Change of Control Payment Date, the Company shall, to the extent lawful:
               (1) accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;
               (2) deposit with the Initial Holder or, if appointed, the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and

               (3) deliver or cause to be delivered to the Trustee or the Initial Holder, as applicable, the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.
               The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Company shall deliver and the Trustee shall promptly authenticate and the Company, or the Trustee if appointed, shall mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any.
               If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.
               The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
               Prior to making a Change of Control Payment, and as a condition to such payment, (i) all Senior Indebtedness must be repaid in full, or the Company must offer to repay all Senior Indebtedness and make payment to the holders that accept such offer and obtain waivers of any event of default from the remaining holders of such Senior Indebtedness or (ii) the requisite holders of each issue of Senior Indebtedness shall have consented to such Change of Control payment being made. The Company covenants to effect such repayment or obtain such consent prior to the Change of Control Payment Date, it being a default of this Section 3.10 if the Company fails to comply with this provision.
               The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to Article V of this Indenture, unless and until there is a default in payment of the applicable redemption price.
               The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Securities pursuant to this Section 3.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

               Section 3.11 SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Initial Holder, the Trustee and the registered Holders of the Securities:
               (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and
               (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
               In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Initial Holder, the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within 15 days of the time periods specified therein or in the relevant Forms.
               If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.
               The Parent may satisfy the obligations of the Company set forth above; provided that (x) the financial information filed with the SEC or delivered to Holders pursuant to this covenant should include consolidating financial statements for the Parent, the Company, the Subsidiary Guarantors and the Subsidiaries that are not Subsidiary Guarantors in the form prescribed by the SEC and (y) the Parent is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Company.
               Section 3.12 Future Subsidiary Guarantors. The Company will cause each Restricted Subsidiary that Guarantees, on the Issue Date or any time thereafter, any Indebtedness of the Company or any Subsidiary Guarantor to execute and deliver to the Initial Holder or the Trustee, as applicable, a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Securities on a senior subordinated secured basis and all other obligations under this Indenture. Each Restricted Subsidiary that becomes a Subsidiary Guarantor after the Issue Date will also become a party to the Collateral Documents and the Intercreditor Agreement and will take such actions as are necessary or advisable to grant to the Collateral Agent for the benefit of the Initial Holder or Trustee, the Collateral Agent and the holders of the Securities a perfected and at least third-priority security interest in any Collateral held by such Restricted Subsidiary, subject to Permitted Liens. Notwithstanding the foregoing, in the event (a) a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantee of (1) Indebtedness under the Senior Secured Credit Agreement and (2) all other Indebtedness of the Company and its Restricted Subsidiaries, including a Guarantee under the indenture governing the Floating Rate Notes and (b) such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 3.2 or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under the second paragraph of Section 3.2, then the Subsidiary Guarantee and the obligations of such Subsidiary Guarantor under the Collateral Documents and Intercreditor Agreement of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged.
               Section 3.13 Maintenance of Office or Agency. If a Trustee is appointed, the Company shall maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served at such address in the Borough of Manhattan, The City of New York as the agent shall designate upon request therefor from the Company or any Holder and this address shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Agent of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
               Section 3.14 Corporate Existence. Except as otherwise provided in Article III, Article IV and Section 10.2(b), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Subsidiary Guarantor, if any, in accordance with their respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory) licenses and franchises of the Company and each such Subsidiary Guarantor; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Subsidiary Guarantor if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders; provided, further, that the foregoing shall not prohibit a sale, transfer, or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.
               Section 3.15 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate actions and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.
               Section 3.16 Payments for Consent. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
               Section 3.17 Compliance Certificate. The Company shall deliver to the Initial Holder or the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during the previous fiscal year. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4) and until such time as a Trustee is appointed, shall deliver all reports and required by TIA § 314(a)(4) to be delivered to the Trustee, to the Initial Holder.
               Section 3.18 Further Instruments and Acts. Upon request of the Initial Holder or the Trustee or as necessary to comply with any future developments or requirements, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture with respect to such future developments or requirements.
               Section 3.19 Statement by Officers as to Default. The Company shall deliver to the Initial Holder or the Trustee, as soon as possible and in any event within 10 days after the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such

Event of Default or Default, its status and the actions which the Company is taking or proposes to take with respect thereto.
               Section 3.20 Limitation on Layering. The Company will not Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Note Guarantor will Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Note Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor.
               Section 3.21 Repurchase Offer Upon Equity Issuances.
               The Company will be required to make an offer (the “Equity Issuance Offer”) to all Holders of Securities to purchase the maximum principal amount of Securities that may be purchased out of Excess Cash Proceeds in respect of an Equity Issuance if:
          (i) the Company or Parent consummates an Equity Issuance the proceeds of which are used to repay, refinance, repurchase or redeem the Floating Rate Notes in their entirety; or
          (ii) after the Floating Rate Notes are no longer outstanding, the Company or Parent consummates an Equity Issuance;
provided, however, that in no event shall the Company be required to make an Equity Issuance Offer if and to the extent that such Equity Issuance Offer is prohibited under a Credit Facility. For the avoidance of doubt, “Credit Facility” shall not include any issuance of public debt securities for purposes of this Section 3.21. If the Company Incurs any Refinancing Indebtedness in respect of the Indebtedness described in clause (1) of the second paragraph of Section 3.2 or in respect of the Floating Rate Notes, the Company will endeavor to obtain the approval of the lenders or holders of such Refinancing Indebtedness to the Company’s making of an Equity Issuance Offer as described in this Section 3.21 under the terms of such Refinancing Indebtedness with the Excess Cash Proceeds of any subsequent Equity Issuance. In no event, however, shall the preceding sentence obligate the Company to obtain such approval if, in exchange for such approval, the lenders or holders of the applicable Refinancing Indebtedness would impose upon the Company fees for such approval or otherwise would require the Company to accept terms of the Refinancing Indebtedness that are less favorable to the Company than would be offered to the Company if such approval were not provided. If such approval is not obtained, neither the Company nor Parent shall be permitted to make any Equity Issuance other than to repay, refinance, repurchase or redeem the Floating Rate Notes.

               If the Company is required to make an Equity Issuance Offer, the offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Securities that may be purchased pursuant to this Section 3.21, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture (the “Equity Issuance Offer Price”). To the extent that the aggregate amount of Securities so validly tendered and not properly withdrawn pursuant to an Equity Issuance Offer is less than the Excess Cash Proceeds in respect of an applicable Equity Issuance, the Company may use any remaining Excess Cash Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Cash Proceeds in respect of an applicable Equity Issuance, the Initial Holder or the Trustee, as applicable, shall select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of Securities requested to be repurchased. The Company may fulfill its obligation to offer to repurchase the Securities pursuant to this Section 3.21 by making one repurchase offer under this Section 3.21 and under Section 3.2 to the extent of any Excess Cash Proceeds received in connection with a concurrent Equity Issuance and Incurrence of Indebtedness.
               The Equity Issuance Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Equity Issuance Offer Period”). The Company will mail a notice of an Equity Issuance Offer first class, postage prepaid, to the record holders shown on the register of Holders within seven days of receipt of Excess Cash Proceeds, with a copy to the Trustee, if any, offering to purchase the Securities as described above. Each notice of an Equity Issuance Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, subject to applicable law (the “Equity Issuance Purchase Date”), the maximum amount of Securities that may be purchased pursuant to the Equity Issuance Offer, the Equity Issuance Offer Price, and a description of the transaction giving rise to the Equity Issuance Offer. No later than five Business Days after the termination of the Equity Issuance Offer Period, the Company will purchase the principal amount of Securities required to be purchased pursuant to this Section 3.21 (the “Equity Issuance Offer Amount”) or, if less than the Equity Issuance Offer Amount has been so validly tendered, all Securities validly tendered in response to the Equity Issuance Offer.
               If the Equity Issuance Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Equity Issuance Offer for periods prior to the interest payment date.
               On or before the Equity Issuance Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Equity Issuance Offer Amount of Securities or portions of Securities so validly tendered and not properly withdrawn pursuant to the Equity Issuance Offer, or if less than the Equity Issuance Offer Amount has been validly tendered and not properly withdrawn, all Securities so validly tendered and not properly withdrawn. The Company will deliver to the Trustee or the Initial Holder, as applicable, an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.21. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Equity Issuance Purchase Date) mail or deliver to each tendering Holder of Securities an amount equal to the purchase price of the Securities so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, if any, upon delivery of an Officers’ Certificate from the Company, or if there is no Trustee, the Company, will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Equity Issuance Offer on the Equity Issuance Purchase Date.
               The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.21, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.
ARTICLE IV
SUCCESSOR COMPANY
               Section 4.1 Merger and Consolidation. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
               (1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Initial Holder or the Trustee, in form satisfactory to such Person, all the obligations of the Company under the Securities and this Indenture and will expressly assume, by written agreement all the obligations of the Company under the Collateral Documents and the Intercreditor Agreement and the Successor Company shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to such Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Initial Holder or the Trustee;

               (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
               (3) immediately after giving effect to such transaction, the Successor Company would (i) be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 3.2 or (ii) have a Consolidated Coverage Ratio of not less than the Consolidated Coverage Ratio of the Company immediately prior to such transaction;
               (4) each Note Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Securities and shall have by written agreement confirmed that its obligations under the Collateral Documents and the Intercreditor Agreement shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by such Note Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Initial Holder or the Trustee; and
               (5) the Company shall have delivered to the Initial Holder or the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, the Collateral Documents and the Intercreditor Agreement.
Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).
               Parent will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
               (1) the resulting, surviving or transferee Person (the “Successor Parent”) will be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia, the Successor Parent (if not the Parent)

will expressly assume, by supplemental indenture (and other applicable documents), executed and delivered to the Initial Holder or the Trustee, in form satisfactory to such Person, all the obligations of the Parent under its Note Guarantee, this Indenture, the Collateral Documents, the Intercreditor Agreement and the Successor Parent shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to such Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Initial Holder or the Trustee;
               (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Parent or any Subsidiary of the Successor Parent as a result of such transaction as having been Incurred by the Successor Parent or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and
               (3) the Company shall have delivered to the Initial Holder or the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, the Collateral Documents and the Intercreditor Agreement.
               For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Parent or the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Parent or the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent and the Company.
               The predecessor Company will be released from its obligations under this Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Collateral Documents and the Intercreditor Agreement, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities or any obligation under the Collateral Documents and the Intercreditor Agreement.
               In addition, the Company will not permit any Subsidiary Guarantor to consolidate with, merge with or into any Person (other than another Subsidiary Guarantor) and will not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor (other than to another Subsidiary Guarantor) unless:

               (1) (a) if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (c) the resulting, surviving or transferee Person assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Initial Holder or the Trustee under the Securities, this Indenture, the Collateral Documents, the Intercreditor Agreement and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to the surviving entity, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions in each case in a form reasonably satisfactory to the Initial Holder or the Trustee; and (d) the Company will have delivered to the Initial Holder or the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and
               (2) the transaction is made in compliance with Section 3.5 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time), Section 3.10 and this Section 4.1.

ARTICLE V
REDEMPTION OF SECURITIES
               Section 5.1 Redemption. The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Securities set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to the Redemption Date.
               Section 5.2 Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.
               Section 5.3 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution of the Company. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided under Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee or the Initial Holders, as applicable, of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
               Section 5.4 Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities.
               The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of Securities and the principal amount thereof to be redeemed.
               For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

               Section 5.5 Notice of Redemption. Notice of redemption shall be given in the manner provided for under Section 12.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. At the Company’s request, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and the form of notice that shall include the following items.
               All notices of redemption shall state:
               (1) the Redemption Date,
               (2) the redemption price and the amount of accrued interest to the Redemption Date payable as provided under Section 5.7, if any,
               (3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,
               (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,
               (5) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided under Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,
               (6) the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any,
               (7) the name and address of the Paying Agent,
               (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,

               (9) the CUSIP, Common Code and ISIN numbers, if applicable, and that no representation is made as to the accuracy or correctness of the CUSIP, Common Code and ISIN numbers, if applicable, if any, listed in such notice or printed on the Securities, and
               (10) the paragraph of the Securities pursuant to which the Securities are to be redeemed.
               Section 5.6 Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Initial Holder or, if one has been appointed, the Trustee or with a Paying Agent (or, if the Company or any of the Company’s Subsidiaries is acting as its own Paying Agent, segregate and hold in trust as provided under Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered to the Company or by the Company to the Trustee for cancellation.
               Section 5.7 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities or portions of Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and on and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest and the only right of the Holders thereof will be to receive payment of the redemption price and, subject to the next sentence, unpaid interest on such Securities to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
               If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the unpaid principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.
               Section 5.8 Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered to the Company or at the office or agency of the Company if one is maintained for such purpose pursuant to Section 3.13 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE VI
DEFAULTS AND REMEDIES
               Section 6.1 Events of Default. Each of the following is an event of default (an “Event of Default”):
               (1) default in any payment of interest on any Security when due, continued for 30 days, whether or not such payment is prohibited by the provisions of Article X and Section 11.5;
               (2) default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions of Article X and Section 11.5;
               (3) failure by the Company or any Note Guarantor to comply with its obligations under Section 4.1;
               (4) failure by the Company or any Note Guarantor to comply for 30 days after notice as provided below with (a) any of its obligations under Article III (in each case, other than a failure to purchase Securities that will constitute an Event of Default under clause (2) above and other than a failure to comply with Section 4.1, which will constitute an Event of Default under clause 3 of this Section) or (b) any of its agreements contained in the Collateral Documents or Intercreditor Agreement;
               (5) failure by the Company or any Note Guarantor to comply for 60 days after notice as provided below with its other agreements contained in this Indenture;
               (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:
               (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

                    (b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $15.0 million or more;
               (7) (a) the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
                         (i) commences a voluntary case or proceeding;
                         (ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;
                         (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;
                         (iv) makes a general assignment for the benefit of its creditors;
                         (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;
                         (vi) takes any corporate action to authorize or effect any of the foregoing;
                         (vii) takes any comparable action under any foreign laws relating to insolvency; or
                    (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
                         (i) is for relief in an involuntary case against the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its

Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law;
                         (ii) appoints a Custodian for all or substantially all of the property of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law; or
                         (iii) orders the winding up or liquidation of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law; and
                         (iv) in each case the order, decree or relief remains unstayed and in effect for 60 days;
               (8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”);
               (9) any Subsidiary Guarantee, Collateral Document or obligation under the Intercreditor Agreement of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture, its Subsidiary Guarantee, any Collateral Document or the Intercreditor Agreement; or
               (10) with respect to any Collateral having a fair market value in excess of $15.0 million, individually or in the aggregate, (A) the security interest under the Collateral Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, (B) any security interest created thereunder or under this Indenture is declared invalid or unenforceable or (C) the Company or any Note Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.
However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until either (i) the Initial Holder, (ii) the Trustee or (iii) the Holders of 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.
               The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
               Section 6.2 Acceleration. If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1) occurs and is continuing, either (i) the Initial Holder by notice to the Company, (ii) the Trustee by notice to the Company, or (iii) the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, if any, may, and the Trustee or the Initial Holder, as applicable, at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately.
               In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the Holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.
               If an Event of Default described in clause (7) of Section 6.1 occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Initial Holder, the Trustee or any Holders.
     Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Initial Holder or the Trustee, as applicable, may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
               The Initial Holder or the Trustee, as applicable, may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Initial Holder or the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
               Section 6.4 Waiver of Past Defaults. The Initial Holder, if no Trustee has been appointed, or the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security, and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
               Section 6.5 Control by Majority. If a Trustee has been appointed, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Collateral Documents or the Intercreditor Agreement or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
               Section 6.6 Limitation on Suits. Subject to the provisions of this Indenture relating to the duties of the Trustee or the Collateral Agent, if an Event of Default occurs and is continuing, the Trustee, if appointed, or the Collateral Agent will be under no obligation to exercise any of the rights or powers under this Indenture or the Collateral Documents at the request or direction of any of the Holders unless such Holders have offered to the Trustee or the Collateral Agent reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

               (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
               (2) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;
               (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
               (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
               (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee is inconsistent with such request within such 60-day period.
               A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
               Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including Section 6.6), the right of any Holder to receive payment of principal of, premium, if any, or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
               Section 6.8 Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for under Section 7.7.
               Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the

Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.
               Section 6.10 Priorities. Subject to the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
                    FIRST: to the Trustee and Collateral Agent for amounts due under Section 7.7 and to the Collateral Agent for any other amounts due under the Collateral Documents;
                    SECOND: to holders of the Floating Rate Notes for amounts due and unpaid on the Floating Rate Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Floating Rate Notes for principal and interest, respectively;
                    THIRD: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
                    FOURTH: to the Company or to whomever may be lawfully entitled to receive the same.
               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
               Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

ARTICLE VII
TRUSTEE
               Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
               (b) Except during the continuance of an Event of Default:
               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.
               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

               (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
               (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
               (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
               (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.
               (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
               (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity or security reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be Incurred by it in compliance with such request or direction.
               Section 7.2 Rights of Trustee. Subject to Section 7.1:
               (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.
               (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.
               (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
               (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee specified under Section 13.2, and such notice references the Securities and this Indenture.
               (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
               (h) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of the Trustee.
               (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request, and in the absence of bad faith or willful misconduct on its part, rely upon an Officers’ Certificate and an Opinion of Counsel.
               (j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.
               (k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
               Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest, as defined in TIA § 310(b), the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.
               Section 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use of the proceeds from the sale of the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
               Section 7.5 Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold notice if and so long as a committee of Trust Officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders.
               Section 7.6 Reports by Trustee to Holders. As promptly as practicable after each June 1 following the date of this Indenture beginning June 1, 2010, and in any event prior to July 1 in each year, the Trustee shall mail to each Holder a brief report dated as of such mail date that complies with TIA § 313(a) if and to the extent required thereby. The Trustee also shall comply with TIA § 313(b) and TIA § 313(c).
               A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with TIA § 313(d).
               Section 7.7 Compensation and Indemnity. The Company and each Subsidiary Guarantor, if any, shall be joint and severally liable for paying to each of the Trustee and Collateral Agent from time to time reasonable compensation for the Trustee’s acceptance of this Indenture and services hereunder and the Collateral Agent’s acceptance of the Collateral Documents and services thereunder, respectively, as the Company and the Trustee or the Collateral Agent, respectively, shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each Subsidiary Guarantor, if any, shall be joint and severally liable for reimbursing the Trustee and the Collateral Agent upon request for all reasonable out-of-pocket expenses Incurred or made by each of them, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable fees and expenses of counsel retained by the Trustee or the Collateral Agent, as applicable, in addition to the compensation for each agent’s services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s or Collateral Agent’s (as applicable) agents, counsel, accountants and experts.
               The Company and each Subsidiary Guarantor (if any), jointly and severally, shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) Incurred by it without negligence, bad faith or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Subsidiary Guarantor of its obligations hereunder, except to the extent that they were prejudiced by such failure to notify. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors, if any, shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if they assume the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. Notwithstanding the foregoing, the Company and the Subsidiary Guarantors, if any, need not reimburse any expense or indemnify against any loss, liability or expense which is finally determined by a court of competent jurisdiction to have been caused by the Trustee’s own willful misconduct, negligence or bad faith.
               To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 7.7, each of the Trustee and the Collateral Agent shall have a lien prior to the Securities on all money or property held or collected by the Trustee or Collateral Agent other than money or property held in trust to pay principal of and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. Each of the Trustee’s and Collateral Agent’s rights to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company or the Subsidiary Guarantors (if any).
               The Company’s and the Subsidiary Guarantors’ payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee or Collateral Agent incurs expenses after the occurrence of a Default specified in clause (7) of Section 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

               Section 7.8 Appointment and Replacement of Trustee. At any time the Initial Holder transfers the Securities to any Person that is not an Affiliate of the Initial Holder, the Initial Holder shall appoint a Trustee that complies with Section 7.10. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent will not be unreasonably withheld. The Company shall remove the Trustee if:
               (1) the Trustee fails to comply with Section 7.10;
               (2) the Trustee is adjudged bankrupt or insolvent;
               (3) a receiver or other public officer takes charge of the Trustee or its property; or
               (4) the Trustee otherwise becomes incapable of acting as trustee hereunder.
               If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee, upon payment of its charges hereunder, shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for under Section 7.7.
               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
               If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder, who has been a bona fide holder of a Security for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
               Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
               In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.
               Section 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310 in every respect. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
               Section 7.11 Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
               Section 7.12 Trustee’s Application for Instruction from the Company Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

               Section 7.13 Paying Agents. The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.13:
               (1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the Securities) in trust for the benefit of Holders of the Securities or the Trustee;
               (2) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
               (3) that it will give the Trustee written notice within three Business Days of any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.

ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE
               Section 8.1 Discharge of Liability on Securities; Defeasance. (a) Subject to Section 8.1(c), when (i)(x) the Company delivers to the Initial Holder or the Trustee, as applicable, all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Initial Holder or the Trustee, as applicable, for the giving of notice of redemption pursuant to Article V hereof and the Company or any Subsidiary Guarantor irrevocably deposits or causes to be deposited the with Initial Holder or with the Trustee, as applicable, as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Initial Holder or the Trustee, as applicable, for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Agreement or any other material instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound; (iii) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable to the Initial Holder or to the Trustee, if appointed under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Initial Holder or the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then upon demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) this Indenture shall cease to be of further effect with respect to the Securities and the Initial Holder or the Trustee, as applicable, shall acknowledge satisfaction and discharge of this Indenture, at the cost and expense of the Company.
               (b) Subject to Sections 8.1(c) and 8.2, the Company and the Subsidiary Guarantors at any time may terminate (i) all their obligations under the Securities, this Indenture, the Collateral Documents and the Intercreditor Agreement, and cause the release of all Collateral under the Collateral Documents (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) their obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.16, 3.20 and 4.1(3), and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Sections 6.1(3) (only with respect to Section 4.1(3)), 6.1(4) (only with respect to such covenants), 6.1(5) (only with respect to such covenants), 6.1(6), 6.1(7) (with respect only to Significant Subsidiaries), 6.1(8) or 6.1(10) and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
               If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default and the Subsidiary Guarantees in effect at such time shall terminate. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified under Sections 6.1(3) (only with respect to Section 4.1(3)), 6.1(4) (only with respect to such covenants), 6.1(5) (only with respect to such covenants), 6.1(6), 6.1(7) (with respect only to Significant Subsidiaries) 6.1(8) or 6.1(10).
               (c) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Initial Holder or the Trustee, as applicable, shall acknowledge in writing the discharge of those obligations that the Company terminates.
               Notwithstanding the provisions of Sections 8.1(a) and (b), the Company’s obligations under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11, 2.12, 3.1, 3.13, 3.14, 3.15, 3.17, 3.18, 3.19, 6.7, 7.7 and 7.8 and in this Article VIII shall survive until the Securities have been paid in full. After the Securities have been paid in full, the Company’s obligations under Sections 7.7, 8.5 and 8.6 shall survive such satisfaction and discharge or defeasance.
               Section 8.2 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:
               (1) the Company irrevocably deposits in trust with the Initial Holder or the Trustee, as applicable, for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof, the principal of and interest (without reinvestment) on which will be sufficient, or a combination thereof sufficient, for the payment of principal of, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;
               (2) the Company delivers to the Initial Holder or the Trustee, as applicable, an Officer’s Certificate stating that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;
               (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or insofar as Events of Default specified in Section 6.1(7) are concerned, at any time in the period ending on the 91st day after such date of deposit;
               (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound;
               (5) the Company shall have delivered to the Initial Holder or the Trustee, as applicable, an Opinion of Counsel to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Securities is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
               (6) the Company delivers to the Initial Holder or the Trustee, as applicable, an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, and does not qualify as, a regulated investment company under the Investment Company Act of 1940;
               (7) in the case of the legal defeasance option, the Company shall have delivered to the Initial Holder or the Trustee, as applicable, an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;
               (8) in the case of the covenant defeasance option, the Company shall have delivered to the Initial Holder or the Trustee, as applicable, an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and
               (9) the Company delivers to the Initial Holder or the Trustee, as applicable, an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to either the legal defeasance or covenant defeasance, as the case may be, as contemplated by this Article VIII have been complied with.
               Section 8.3 Application of Trust Money. The Trustee, if any, shall hold in trust all money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture and the Securities to the Holders of the Securities of all sums due in respect of the payment of principal of, premium, if any, and accrued interest on the Securities.
               Section 8.4 Repayment to the Company. The Initial Holder, the Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, U.S. Government Obligations or securities held by them upon payment of all the obligations under this Indenture.
               Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or premium, if any, or interest on the Securities that remains unclaimed by the Holders thereof for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as unsecured general creditors.
               Section 8.5 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Initial Holder or the Trustee, as applicable, against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge that is for the account of the Holder of the Securities.
               Section 8.6 Reinstatement. If the Initial Holder, the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and each Subsidiary Guarantor, if any, under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Initial Holder, the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Subsidiary Guarantors have made any payment of principal, premium, if any, interest on or principal of any Securities because of the reinstatement of its obligations, the Company or Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Initial Holder, the Trustee or Paying Agent.

               The Initial Holders and the Trustee’s rights under this Article VIII shall survive termination of this Indenture.

ARTICLE IX
AMENDMENTS
               Section 9.1 Without Consent of Holders. The Company, the Note Guarantors and the Initial Holder or the Trustee, as applicable, may amend or supplement this Indenture, the Securities, the Collateral Documents, the Intercreditor Agreement, or any Note Guarantees without the consent of any Holder to:
               (1) cure any ambiguity, omission, defect or inconsistency;
               (2) provide for the assumption by a successor corporation of the obligations of the Company or any Note Guarantor under this Indenture;
               (3) add Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accordance with the applicable provisions of this Indenture;
               (4) expand the collateral securing the Securities;
               (5) add to the covenants of the Company and the Restricted Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;
               (6) make any change that does not adversely affect the rights of any Holder;
               (7) release a Note Guarantor from its obligations under its Note Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;
               (8) release Liens in favor of the Collateral Agent in the Collateral as provided under Section 12.7 or otherwise in accordance with the terms of this Indenture, Collateral Documents or the Intercreditor Agreement;
               (9) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;
               (10) intentionally omitted; or

               (11) make any change to the subordination provisions of Article X or Section 11.5 or any other subordination provisions of this Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a holder of Guarantor Senior Indebtedness (or any Representative thereof) under such subordination provisions.
               However, no amendment may be made to the subordination provisions of Article X or Section 11.5 or any other subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.
               Notwithstanding anything to the contrary in this Article IX, and with no further action necessary on the part of the Company, the Parent, the Note Guarantors, the Initial Holder, any other Holder or the Trustee, as applicable, this Indenture shall be amended or modified automatically to incorporate any More Favorable Covenant set forth in (a) the indenture governing the Floating Rate Notes, but only if and to the extent such indenture is amended (whether by tender offer, consent, exchange or otherwise) after the date of this Indenture or (b) to the extent no Floating Rate Notes remain outstanding, any indenture, loan agreement, collateral document or other written evidence of Indebtedness (other than Indebtedness Incurred under any Credit Facility) Incurred as Refinancing Indebtedness with respect to all or any portion of the Floating Rate Notes. For the avoidance of doubt, “Credit Facility” shall not include any issuance of public debt securities for purposes of this paragraph. Upon request of the Initial Holder or any other holder of the Securities, the Company will use its best efforts so that the amendments contemplated by this paragraph shall be evidenced by a supplemental indenture to this Indenture. The Company will notify the Initial Holder or the Trustee of any issuance of any new Indebtedness that would be subject to the provision in this paragraph. Any disputes pursuant to this paragraph shall be settled by an arbitrator at the expense of the Company.
               After an amendment or supplement under this Section, the Collateral Documents, or the Intercreditor Agreement becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.1.
               Section 9.2 With Consent of Holders. The Company, the Subsidiary Guarantors and the Initial Holder or the Trustee may amend or supplement this Indenture, the Securities or any Subsidiary Guarantee with the consent of the Initial Holder or, if a Trustee has been appointed, the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Any past default or compliance with any provision of this Indenture, the Securities or any Subsidiary Guarantee (other than a Default or an Event of Default in the payment of the principal of, or premium, if any, or interest on a Security (except in accordance with Section 6.4)) may be waived with the consent of the Initial Holder or, if a Trustee has been appointed, of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder of Securities):
               (1) reduce the amount of Securities whose Holders must consent to an amendment;
               (2) change the method of calculating the rate of interest or extend the stated time for payment of interest on any Security;
               (3) reduce the principal of or extend the Stated Maturity of any Security;
               (4) reduce the premium, if any, payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased pursuant to Article V or Section 3.10, whether through an amendment or waiver of provisions in the covenants or otherwise; provided that amendments to the definition of Change of Control shall not require the consent of each Holder affected;
               (5) make any Security payable in money other than that stated in the Security;
               (6) modify the prepayment provisions contained in Sections 3.2 and 3.21 of this Indenture;
               (7) impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;
               (8) make any change to the amendment provisions that require each Holder’s consent or to the waiver provisions;
               (9) modify the Note Guarantees in any manner adverse to the Holders of the Securities;
               (10) modify the provisions of the Collateral Documents or the Intercreditor Agreement in any manner materially adverse to the holders of the Securities or release all or substantially all of the Collateral from the Lien under the Collateral Documents or Intercreditor Agreement other than in accordance with this Indenture, the Collateral Documents or the Intercreditor Agreement;

               (11) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder of Securities; or
               (12) release Collateral other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreement.
               In addition, without the consent of the holders of sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Securities outstanding, an amendment or waiver may not (with respect to any Securities held by a non-consenting holder) release Collateral other than in accordance with this Indenture, the Collateral Documents and the Intercreditor Agreement.
               It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.
               After an amendment or supplement under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.2.
               However, no amendment may be made to the subordination provisions of Article X or Section 11.5 or any other subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.
               Section 9.3 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.
               Section 9.4 Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. Any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Securities. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 as applicable.
               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
               Section 9.5 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee, if appointed, shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
               Section 9.6 Trustee To Sign Amendments. The Trustee, if appointed, shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).

ARTICLE X
SUBORDINATION
               Section 10.1 Agreement To Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by, and all other obligations in respect of, the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.
               Section 10.2 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a reorganization, bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its properties or an assignment for the benefit of creditors or marshalling of the Company’s assets and liabilities whether voluntary or involuntary:
               (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before Holders shall be entitled to receive any payment or distribution, in the event of any payment or distribution of the assets or securities of the Company; and
               (2) until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Holders would be entitled but for this Article X shall be made to holders of Senior Indebtedness, as their respective interests may appear.
               Section 10.3 Default on Senior Indebtedness. The Company shall not pay the principal of, premium (if any) or interest on or other payment obligations in respect of the Securities or make any deposit pursuant to Section 8.1 or Section 8.2 and may not otherwise repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents (taking into account any applicable grace periods) or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full in cash or Cash Equivalents; provided, however, that the Company may pay the Securities, without regard to the foregoing, if the Company and the Initial Holder or the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Initial Holder or the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative(s) of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Initial Holder or Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions of the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative(s) of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after the end of such Payment Blockage Period (including any missed payments). Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representatives of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 10.3, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.
               Section 10.4 Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee, if appointed, shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company shall not pay the Securities until five Business Days after the holders or Representative(s) of such Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the Securities only if this Article X otherwise permits payments at that time.
               Section 10.5 When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article X should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

               Section 10.6 Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.
               Section 10.7 Relative Rights. This Article X defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:
               (1) impair, as between the Company and Holders, the obligation of the Company which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or
               (2) prevent the Initial Holder, the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.
               Section 10.8 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of any of them to comply with this Indenture.
               Section 10.9 Rights of Trustee and Paying Agent. Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice in writing satisfactory to it that payments may not be made under this Article X. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.
               The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.
               Section 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

               Section 10.11 Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment in respect of the Securities, by reason of any provision in this Article X, shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article X shall have any effect on the right of the Initial Holder, the Holders or the Trustee to accelerate the maturity of the Securities.
               Section 10.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of premium, if any, and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Holders shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness, or any other creditor of the Company.
               Section 10.13 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to under Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.
               Section 10.14 Trustee To Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.
               Section 10.15 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.
               Section 10.16 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE XI
NOTE GUARANTEES
               Section 11.1 Note Guarantees. Each Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to the Initial Holder, each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other monetary obligations of the Company under this Indenture (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Note Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Note Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article XI notwithstanding any extension or renewal of any Guarantor Obligation.
               Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Securities or the Guarantor Obligations.
               Each Note Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.
               Except as set forth under Section 10.2, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantor Obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities, the other Securities Documents or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, the other Securities Documents or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Note Guarantor, or (f) any change in the ownership of the Company;

(g) by any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.
               Subject to the provisions of Section 3.12, each Note Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Note Guarantor is released from its Note Guarantee upon the merger or the sale of all the Capital Stock or assets of the Note Guarantor in compliance with Section 11.2. Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
               In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Note Guarantor hereby promises to and will, upon receipt of written demand by the Initial Holder or the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Note Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).
               Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantor for the purposes of this Note Guarantee.
               Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Initial Holder, the Trustee or the Holders in enforcing any rights under this Section.
               Section 11.2 Limitation on Liability; Termination, Release and Discharge. (a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Note Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor (including any guarantees under the Senior Secured Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
               (b) Upon the sale or disposition of a Note Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Note Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), such Note Guarantor will be automatically released from all its obligations under this Indenture and its Note Guarantee and such Note Guarantee will terminate; provided, however, that (x) the sale or other disposition is in compliance with this Indenture, including Sections 3.5, 3.9 and 4.1 and (y) all the obligations of such Note Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.
               (c) Each Note Guarantor shall be deemed released from all its obligations under this Indenture and such Note Guarantee shall terminate (x) upon the legal defeasance of the Securities pursuant to the provisions of Article VIII hereof or (y) in accordance with Section 3.12 of this Indenture.
               (d) Each Note Guarantor shall be released from its obligations under this Indenture and its Note Guarantee if the Company designates such Note Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.
               (e) Each Note Guarantor shall be released from its obligations under this Indenture and its Note Guarantee upon satisfaction and discharge of this Indenture pursuant to Section 8.1(a).
               (f) The Initial Holder or the Trustee, as applicable, shall promptly execute and deliver an appropriate instrument prepared and delivered to it at the expense of the Company evidencing any such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 11.2.
               Section 11.3 Right of Contribution. Each Note Guarantor hereby agrees that to the extent that any Note Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Note Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Note Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 11.3 shall in no respect limit the obligations and liabilities of each Note Guarantor to the Trustee and the Holders and each Note Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Note Guarantor hereunder.
               Section 11.4 No Subrogation. Notwithstanding any payment or payments made by each Note Guarantor hereunder, no Note Guarantor shall be entitled to be subrogated to any of the rights of the Initial Holder, the Trustee or any Holder against the Company or any other Note Guarantor or any collateral security or guarantee or right of offset held by the Initial Holder, the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Note Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Note Guarantor in respect of payments made by such Note Guarantor hereunder, until all amounts owing to the Initial Holder, the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Note Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Note Guarantor in trust for the Initial Holder or the Trustee and the Holders, segregated from other funds of such Note Guarantor, and shall, forthwith upon receipt by such Note Guarantor, be turned over to the Initial Holder or the Trustee in the exact form received by such Note Guarantor (duly indorsed by such Note Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.
               Section 11.5 Subordination of Note Guarantees. The obligations of each Note Guarantor under its Note Guarantee pursuant to this Article XI shall be junior and subordinated to the prior payment in full in cash or Cash Equivalents of Guarantor Senior Indebtedness on the same basis as the Securities are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Note Guarantors only at such times as they may receive and/or retain payments in respect of the Securities pursuant to this Indenture, including Article X hereof.

ARTICLE XII
COLLATERAL
               Section 12.1 The Collateral. (a) The due and punctual payment of the principal of, premium, if any, and interest on the Securities and the Note Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and the Note Guarantees and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.7, and the Securities and the Note Guarantees and the Collateral Documents, shall be secured by at least third-priority Liens and security interests in the Collateral, in each case subject to Permitted Liens, as provided in the Collateral Documents to which the Company and the Note Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and will be secured by all of the Collateral pledged pursuant to the Collateral Documents hereafter delivered as required or permitted by this Indenture, the Collateral Documents and the Intercreditor Agreement. The Company and the Note Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of the Initial Holder or all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreement and the Collateral Agent is hereby authorized to execute and deliver the Collateral Documents and the Intercreditor Agreement.
               (b) The Initial Holder and each Holder, by its acceptance of any Securities and the Note Guarantees, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents in accordance therewith.
               (c) The Initial Holder, the Trustee and each Holder, by accepting the Securities and the Note Guarantees, acknowledges that, as more fully set forth in the Collateral Documents and the Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of the Initial Holder, all the Holders and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Initial Holder or the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Agreement and actions that may be taken thereunder.
               Section 12.2 Maintenance of Collateral. The Company and the Note Guarantors shall maintain the Collateral in good, safe and insurable operating order, condition and repair (ordinary wear and tear excepted) and do all other acts as may be reasonably necessary or appropriate to maintain and preserve the value of the Collateral, except where the failure to maintain such value would not have a material adverse effect on the Collateral. The Company and the Note Guarantors shall pay all real estate and other taxes (except for those being contested in good faith and for which adequate reserves have been made), and maintain in full force and effect in all material permits and certain insurance coverages, except to the extent that the failure to maintain such permits and coverages follows the sale, in accordance with this Indenture, of the assets to which such permits or coverages relate or where such failure would not have a material adverse effect on the Collateral.
               Section 12.3 Further Assurances. (a) The Company and the Note Guarantors shall, at their sole expense, do all acts reasonably requested by the Collateral Agent which may be reasonably necessary to confirm that the Collateral Agent holds, for the benefit of the Initial Holder or the Holders and the Trustee and the holders of any Pari Passu Secured Indebtedness, duly created, enforceable and perfected and at least third-priority Liens and security interests in the Collateral (subject to Permitted Liens) as contemplated by this Indenture, the Collateral Documents and the Intercreditor Agreement.
               (b) As necessary, or upon reasonable request of the Collateral Agent, the Initial Holder or Trustee, the Company and the Note Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary or which the Collateral Agent, the Initial Holder or the Trustee may reasonably request to create, protect, assure, perfect, transfer and confirm the Liens, benefits, property and rights conveyed or intended to be conveyed by this Indenture or the Collateral Documents for the benefit of the Initial Holder or the Holders and the Trustee, including with respect to after-acquired Collateral. If the Company or such Note Guarantor fails to do so, the Initial Holder or the Trustee is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Collateral Documents, the Intercreditor Agreement, instruments, certificates, notices and other documents and, subject to the provisions of the Collateral Documents and the Intercreditor Agreement, take such other actions in the name, place and stead of the Company or such Note Guarantor, but the Trustee will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.
               Section 12.4 After Acquired Property. Upon the acquisition by the Company or any Note Guarantor after the Closing Date of any assets located in the United States, including, but not limited to, any after-acquired fee interest in real property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures that form part of the Collateral (in each case, with a value in excess of $1,000,000), to the extent any such assets secure Credit Agreement Obligations, Senior Indebtedness or any Pari Passu Secured Indebtedness, the Company or such Note Guarantor, as the case may be, shall execute and deliver such Mortgages, security instruments and financing statements, together with reasonably required certificates and opinions of counsel, as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture and the other Securities Documents relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect. In addition, the Company or any Note Guarantor shall comply with the second sentence of Section 3.6.

               Section 12.5 Agreements Requiring Application of Proceeds of Collateral. The Company shall, and shall cause each Note Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary or as the Collateral Agent, the Initial Holder or Trustee shall reasonably request to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.
               Section 12.6 Real Estate Mortgages and Filings and Leasehold Interests. (a) With respect to any fee interest in certain real property interests identified in Schedule 12.6 to this Indenture (individually and collectively, the “Premises”) owned by the Company or a Note Guarantor on the Issue Date or acquired by the Company or a Note Guarantor thereafter which has a value in excess of $1,000,000 that secures Credit Agreement Obligations:
                    (1) the Company shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages, each dated as of the Issue Date or, if later, the date such property is pledged to secure the Credit Agreement Obligations, in accordance with the requirements of this Indenture and/or the Collateral Documents, duly executed by the Company or the applicable Note Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected at least third-priority Lien (subject to Permitted Liens) against the properties purported to be covered thereby;
                    (2) the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of itself, the Initial Holder, the Trustee, Holders and holders of any Pari Passu Secured Indebtedness, in the form necessary, with respect to the property purported to be covered by such Mortgage, to insure that the interests created by the Mortgage constitute valid and at least third-priority Liens on such property free and clear of all Liens, defects and encumbrances, (other than Permitted Liens), each such title insurance policy to be in an amount reasonably satisfactory to the Collateral Agent and such policies shall also include, to the extent available at a commercially reasonable premium, the endorsements equivalent to those delivered in connection with the Senior Secured Credit Agreement and shall be accompanied by evidence of the payment in full of all premiums thereon; and
                    (3) the Company shall, or shall cause each Note Guarantor to, deliver to the Collateral Agent, with respect to each of the covered Premises, such filings, surveys (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies), local counsel opinions, landlord agreements and fixture filings, along with such other documents, instruments, certificates and agreements, as the Collateral Agent and its counsel shall reasonably require to create, evidence or perfect a valid and at least third-priority Lien on the property subject to each such Mortgage (subject to Permitted Liens).
               (b) With respect to any leasehold interest in certain real property identified in Schedule 12.6 to this Indenture (individually and collectively, the “Leased Premises”) leased by the Company or a Note Guarantor on the Issue Date or leased by the Company or a Note Guarantor after the Issue Date, the Company shall, or shall cause each Note Guarantor to, deliver to the Collateral Agent, with respect to each of the covered Leased Premises, any landlord waiver, collateral access agreement or other agreement, in form and substance satisfactory to the administrative agent under the Senior Secured Credit Agreement, between such administrative agent and (i) any other person in possession of any Collateral and (ii) any landlord of the Company of any Note Guarantor where any Collateral is located.
               Section 12.7 Release of Liens on the Collateral. (a) The Liens on the Collateral will be released with respect to the Securities and the Note Guarantees, as applicable:
                    (1) in whole, upon payment in full of the principal of, accrued and unpaid interest, including additional interest, and premium, if any, on the Securities;
                    (2) in whole, upon satisfaction and discharge of this Indenture in accordance with Section 8.1(a);
                    (3) in whole, upon a legal defeasance as set forth under Article VIII;
                    (4) in part, as to any asset constituting Collateral (A) that is cash withdrawn from deposit accounts for any purpose permitted by this Indenture, the Collateral Documents or the Intercreditor Agreement, (B) if all other Liens on that asset securing the Credit Agreement Obligations, Senior Indebtedness and any Pari Passu Secured Indebtedness then secured by that asset (including all commitments thereunder) are released or (C) otherwise in accordance with, and as expressly provided for under, this Indenture;
                    (5) with the consent of the Initial Holder or holders of sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Securities (or, in the case of a release of all or substantially all Collateral, each holder of the Securities affected thereby), including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Securities; and

                    (6) with respect to assets of a Note Guarantor upon release of such Note Guarantor from its Note Guarantee as set forth under Article XI above.
               (b) The Company and each Note Guarantor will furnish to the Initial Holder or the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to Section 12.07(a)(1) through (6) or pursuant to the Collateral Documents:
                    (1) an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture and the Collateral Documents to such release have been complied with;
                    (2) a form of such release (which release shall be in form reasonably satisfactory to the Initial Holder or the Trustee, as applicable, and shall provide that the requested release is without recourse or warranty to the Trustee);
                    (3) all documents required by this Indenture, the Collateral Documents and the Intercreditor Agreement; and
                    (4) an Opinion of Counsel to the effect that such release and other accompanying documents constitute all documents required by the Collateral Documents, the Intercreditor Agreement and this Indenture.
Upon compliance by the Company or the Note Guarantors, as the case may be, with the conditions precedent set forth above, and if required by this Indenture upon delivery by the Company or such Note Guarantor to the Initial Holder or the Trustee, as applicable, an Opinion of Counsel to the effect that such conditions have been complied with, the Initial Holder, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Company, or the relevant Note Guarantor, as the case may be, the released Collateral, and the Trustee and Collateral Agent shall promptly execute and deliver to the Company or the relevant Guarantor, as the case may be, such instruments of release or reconveyance and other documents as the Company or such Guarantor may request.
               Section 12.8 Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents. (a) Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, and the Initial Holder on its own behalf may, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Initial Holder or the Holders under the Collateral Documents and the Intercreditor Agreement and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Note Guarantors hereunder and thereunder. Subject to the provisions of the Collateral

Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Initial Holder, the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Initial Holder, the Holders or the Trustee).
               (b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.
               (c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Company and each Note Guarantor shall deliver to the Initial Holder, the Trustee or the Collateral Agent the following:
                    (i) a request from the Company that such Collateral be added;
                    (ii) the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Collateral Documents entered into on the date of this Indenture, with such changes thereto as the Company shall consider appropriate, or in such other form as the Company shall deem proper, provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent;
                    (iii) an Officers’ Certificate to the effect that the Collateral being added is in the form and consists of the assets required by this Indenture;

                    (iv) an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel shall also opine as to the creation and perfection of the Collateral Agent’s Lien on such Collateral and as to the due authorization, execution, delivery, validity and enforceability of the Collateral Document being entered into (in each case subject to customary exceptions); and
                    (v) such financing statements, if any, as the Company shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

ARTICLE XIII
MISCELLANEOUS
               Section 13.1 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, and a Trustee has been appointed, the provision required by the TIA shall control. Each Note Guarantor in addition to performing its obligations under its Note Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.
               Section 13.2 Notices. Any notice or communication shall be in writing and delivered in person, sent by facsimile or email, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:
               if to the Parent, the Company or any Subsidiary Guarantor:
Libbey Glass Inc.
300 Madison Ave.
P.O. Box 10060
Toledo, Ohio 43699-0060
Facsimile No.: 419-325-2585
Attention: Susan Kovach, Esq.
               with copies to:
Latham & Watkins LLP
233 South Wacker Drive, Suite 5800
Chicago, IL 60606
Facsimile No.: (312) 993-9767
Attention: Christopher Lueking, Esq.
               if to the Initial Holder:
Bank of America Merrill Lynch
Merrill Lynch PCG, Inc.
One Bryant Park
3rd Floor
New York, New York 10036
Attention: Robert Voreyer
Email: bob.voreyer@baml.com
               with copies to (which shall not constitute notice):
2 World Financial Center

25th Floor
New York, NY 10281
Attn: Gerard Haugh
Facsimile No: (212) 236-2568
Email: Gerard_Haugh@ml.com
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention: Robert Copen, Esq.
Facsimile No.: (212) 735-2000
Email: rcopen@skadden.com
               The Company, the Initial Holder or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.
               Any notice or communication to the Company or the Note Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).
               Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
               Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.
               Section 13.3 Communication by Holders with other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
               Section 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Initial Holder or the Trustee, as applicable, to take or refrain from taking any action under this Indenture, the Company shall furnish to the Initial Holder or the Trustee, as applicable:
               (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Initial Holder or the Trustee, as applicable, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Initial Holder or the Trustee, as applicable, stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.
               Section 13.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 3.17) shall include:
               (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
               (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
               (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
               In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
               Section 13.6 When Securities Disregarded. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Note Guarantor or any Affiliate of them (other than a Permitted Holder) shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
               Section 13.7 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

               Section 13.8 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
               Section 13.9 Governing Law. THIS INDENTURE, THE SECURITIES, THE COLLATERAL DOCUMENTS AND THE INTERCREDITOR AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE NOTE GUARANTEES. HOWEVER, THE MORTGAGES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATES IN WHICH THE APPLICABLE PREMISES ARE LOCATED.
               Section 13.10 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent, the Company or any of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company or such Note Guarantor under the Securities, this Indenture, a Guarantee, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
               Section 13.11 Successors. All agreements of the Company and each Note Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
               Section 13.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
               Section 13.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
               Section 13.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

LIBBEY GLASS INC.
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

LIBBEY INC.
By:	/s/ Gregory T. Geswein
	Name:	Gregory T. Geswein
	Title:	VP, Chief Financial Officer

SYRACUSE CHINA COMPANY WORLD TABLEWARE INC. LGA4 CORP. LGA3 CORP. THE DRUMMOND GLASS COMPANY LGC CORP. TRAEX COMPANY LIBBEY.COM LLC LGFS INC. LGAC LLC CRISA INDUSTRIAL, L.L.C.
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

MERRILL LYNCH PCG, INC.
By:	/s/ Gerard M. Haugh
	Name:	Gerard M. Haugh
Authorized Signatory

SCHEDULE 2.6
FRN INVESTOR APPROVAL LIST
American Securities
Goldman Sachs
Anchorage Capital
Caspian
Avenue Capital
Q Investments
Wellspring Capital
Front Point Capital
Quadrangle

SCHEDULE 12.6
PREMISES AND LEASED PREMISES
1. Distribution center located at 5001 Greenwood Road, Shreveport, LA;
2. Distribution center located at 7401 Fremont Pike, Perrysburg, OH; and
3. Distribution center located at 1850 Blackhawk Drive, West Chicago, IL.

EXHIBIT A
[FORM OF FACE OF CERTIFICATED NOTE]
[Applicable Private Placement Legend]
THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY BY CONTACTING THE CHIEF FINANCIAL OFFICER OF LIBBEY GLASS INC. AT 300 MADISON AVENUE, P.O. BOX 10060, TOLEDO, OHIO 43699-0060, OR AT (419) 325-2100.

No. ___	Principal Amount $
LIBBEY GLASS INC.
Senior Subordinated Secured Note due 2021
               Libbey Glass Inc., a Delaware corporation, promises to pay to MERRILL LYNCH PCG, INC., or its registered assigns, the principal sum of            DOLLARS, on December 1, 2021.
          Interest Payment Dates: June 1 and December 1 commencing on the earlier to occur of (a) June 1, 2011 or (b) the first Interest Payment Date (as defined herein) following such date as the Floating Rate Notes (as defined in the Indenture) outstanding under the Floating Rate Notes Indenture shall be paid in full (the “FRN Redemption Date”).
          Record Dates: May 15 and November 15
               Additional provisions of this Security are set forth on the other side of this Security.

LIBBEY GLASS INC.

By:

Name:
Title:

[TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
[NAME OF TRUSTEE]
as Trustee, certifies
that this is one of
the Securities referred
to in this Indenture.
By: _______________________________
Authorized Signatory
Date:]*

*      if applicable

[FORM OF REVERSE SIDE OF CERTIFICATED NOTE]
LIBBEY GLASS INC.
Senior Subordinated Secured Note due 2021
     1. Interest
               Libbey Glass Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at a rate per annum of 16%, commencing on the earlier to occur of (a) June 1, 2011 (such interest accruing from December 1, 2010) or (b) the first interest payment date (as defined below) following the FRN Redemption Date (such interest accruing from the FRN Redemption Date (either such date, as applicable, the Initial Interest Payment Date”) until maturity. The Company shall make each interest payment in semi-annually in arrears on June 1 and December 1 of each year commencing on the Initial Interest Payment Date, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Notwithstanding the foregoing, if any such Interest Payment Date (other than an Interest Payment Date at maturity) would otherwise be a day that is not a Business Day, then the interest payment will be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, then interest will be paid on the immediately preceding Business Day). Beginning on the date hereof and through the earlier to occur of (a) December 1, 2010 or (b) the FRN Redemption Date, interest shall accrue at a rate of 0% per annum. Beginning on the Initial Interest Payment Date, on each Interest Payment Date, the Company shall, at Company’s option, pay interest in cash or by issuing Additional Securities substantially in the form of this note in a principal amount equal to the interest owning on such date until such Interest Payment Dte as the Company elects to pay interest in cash. Thereafter, the Company shall pay interest in cash. The maturity date of the Securities shall be the earlier of (a) June 1, 2021, and (b) a date that is 180 days after the earliest maturity of any tranche of Refinancing Indebtedness Incurred with respect to any portion of the Floating Rate Notes; provided however, that in no event shall the Securities mature on a date prior to September 1, 2011. If the maturity date of the Securities is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date, and no additional interest will be payable as a result of such delay in payment. The Company shall pay interest on overdue principal, and on overdue premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360 day year of twelve 30-day months.
     2. Method of Payment

               By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, if paid through issuance of Additional Securities, such Additional Securities in principal amount equal to the interest owning on such Interest Payment Date shall be delivered to the Initial Holder or, if appointed, the Trustee or the Paying Agent, and if paid in cash, the Company shall irrevocably deposit with the Initial Holder or, if appointed, the Trustee or the Paying Agent, money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to the Company or, if appointed, a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by written notice to the Trustee or the Paying Agent, if such have been appointed, or if not, to the Company to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Company or the Trustee may accept in its discretion).
     3. Paying Agent and Registrar
               The Initial Holder or the Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. Any of the domestically organized Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.
     4. Indenture
               The Company issued the Securities under an Indenture dated as of October 28, 2009 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Note Guarantors and Merrill Lynch PCG, Inc. (the “Initial Holder”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”), whether or not subject to the Act. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.
               The Securities are general senior subordinated secured obligations of the Company. The aggregate principal amount of securities that may be executed, authenticated, if applicable, and delivered under the Indenture is unlimited. This Security is one of the Senior Subordinated Secured Notes due 2021 referred to in the Indenture. The Securities include (i) $80,431,000 aggregate principal amount of Senior Subordinated Secured Notes due 2021 issued on the date hereof (the “Initial Securities”) and (ii) if and when issued, an unlimited principal amount of additional Senior Subordinated Secured Notes due 2021 in a non-registered offering that may be offered from time to time or issued as payment of interest on the Securities, in each case, subsequent to the Issue Date (the “Additional Securities” and together with the Initial Securities, the “Securities”). The Initial Securities and Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, affiliate transactions, the sale of capital stock of restricted subsidiaries, Equity Issuances, the making of payments for consents, the entering into of agreements that restrict distributions from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.
               To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have fully, unconditionally and irrevocably Guaranteed (and future guarantors, together with the Note Guarantors, will fully, unconditionally and irrevocably Guarantee), jointly and severally, to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article XI of the Indenture on a senior subordinated basis.
     5. Redemption
               The Securities will be redeemable, at the Company’s option, in whole or in part at any time from time to time, upon not less than 30 nor more than 60 days’ prior notice, at 100% of their principal amount, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
               If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.
               In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Initial Holder or the Paying Agent, if appointed, funds in satisfaction of the applicable redemption price pursuant to the Indenture.
     6. Repurchase Provisions
               If a Change of Control (or certain Asset Dispositions, Equity Issuances or Incurrences of Indebtedness in accordance with Sections 3.5, 3.21 or 3.2 of the Indenture) occur, unless the Company has exercised its right to redeem all of the Securities as described under paragraph 5 of the Securities, then any such Change of Control (or, subject to the provisions of Sections 3.5, 3.21 or 3.2 of the Indenture, an applicable Asset Disposition, Equity Issuance or Incurrence of Indebtedness) shall constitute a triggering event which shall trigger the obligation of the Company to offer to repurchase from each Holder all or any part of such Holder’s Securities at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.
     7. Subordination
               The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and, if a Trustee has been appointed, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.
     8. Denominations; Transfer; Exchange
               The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000 or, if issued in payment of interest on the Securities, in the amount of such interest. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing. The Registrar shall not be required to register the transfer of or exchange of any Security selected for redemption.
     9. Persons Deemed Owners
               The registered Holder of this Security may be treated as the owner of it for all purposes.
     10. Unclaimed Money
               Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or premium, if any, or interest on the Securities that remains unclaimed by the Holders thereof for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as unsecured general creditors.
     11. Defeasance
               Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Initial Holder or the Trustee, as applicable, money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.
     12. Amendment, Supplement, Waiver
               Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Collateral Documents, the Intercreditor Agreement and any Note Guarantee may be amended or supplemented by the Company, the Note Guarantors and the Initial Holder or, if a Trustee has been appointed, with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment (except in accordance with Section 6.4 of the Indenture)) or noncompliance with any provision may be waived with the written consent of the Initial Holder or, if a Trustee has been appointed, the Holders of a majority in principal amount of the then outstanding Securities and except as otherwise set forth in the Indenture, in each case other than in respect of a provision that cannot be amended without the written consent of each Holder affected. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Note Guarantors and the Initial Holder or the Trustee may amend or supplement the

Indenture or the Securities cure any ambiguity, omission, defect or inconsistency; provide for the assumption by a successor corporation of the obligations of the Company or any Note Guarantor under the Indenture; add Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accordance with the applicable provisions of the Indenture; secure the Securities with additional Collateral; add to the covenants of the Company and the Restricted Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary; make any change that does not adversely affect the rights of any Holder; release a Note Guarantor from its obligations under its Note Guarantee or the Indenture in accordance with the applicable provisions of the Indenture; release Liens in favor of the Collateral Agent in the Collateral, as provided under Section 12.7 or otherwise in accordance with this Indenture, the Collateral Documents or the Intercreditor Agreement; provide for the appointment of a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture; or make any change to the subordination provisions of Article X or Section 11.5 of the Indenture or any other subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a holder of Guarantor Senior Indebtedness (or any Representative thereof) under such subordination provisions.
               Notwithstanding anything to the contrary in the foregoing, and with no further action necessary on the part of the Company, the Parent, the Note Guarantors, the Initial Holder, any other Holder or the Trustee, as applicable, the Indenture shall be amended or modified automatically to incorporate any More Favorable Covenant set forth in (a) the indenture governing the Floating Rate Notes, but only if and to the extent such indenture is amended (whether by tender offer, consent, exchange or otherwise) after the date of the Indenture or (b) to the extent no Floating Rate Notes remain outstanding, any indenture, loan agreement, collateral document or other written evidence of Indebtedness (other than Indebtedness Incurred under any Credit Facility excluding any note, bond or other form of public indebtedness) Incurred as Refinancing Indebtedness with respect to all or any portion of the Floating Rate Notes. Upon request of the Initial Holder or any other holder of the Securities, the Company will use its best efforts so that the amendments contemplated by this paragraph shall be evidenced by a supplemental indenture to the Indenture. The Company will notify the Initial Holder or the Trustee of any issuance of any new Indebtedness that would be subject to the provision in this paragraph. Any disputes pursuant to this paragraph shall be settled by an arbitrator at the expense of the Company.
     13. Defaults and Remedies
               Under the Indenture, Events of Default include (each of which are more specifically described in the Indenture) (i) default in any payment of interest on any Security when due, continued for 30 days, whether or not such payment is prohibited by the provisions of Article X or Section 11.5 of the Indenture; (ii) default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions of Article X or Section 11.5 of the Indenture; (iii) failure by the Company or any Note Guarantor to comply with its obligations under Section 4.1 of the Indenture; (iv) failure by the Company or any Note Guarantor to comply for 30 days after notice with (a) any of its obligations under Article III of the Indenture (in each case, other than a failure to purchase Securities which will constitute an Event of Default under clause (ii) and a failure to comply with Section 4.1 of the Indenture, which will constitute an Event of Default under clause (iii) or (b) any of its agreements contained in the Collateral Documents or Intercreditor Agreement; (v) failure by the Company or any Note Guarantor to comply for 60 days after notice as provided below with its other agreements contained in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (1) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness or (2) results in the acceleration of such Indebtedness prior to its maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) certain events set forth in Section 6.1(7) of the Indenture of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law; (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (ix) any Subsidiary Guarantee, Collateral Document or obligation under the Intercreditor Agreement of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture, or its Subsidiary Guarantee any Collateral Document or the Intercreditor Agreement; or (x) with respect to any Collateral having a fair market value in excess of $15.0 million, individually or in the aggregate, (A) the security interest under the Collateral Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, (B) any security interest created thereunder or under this Indenture is declared invalid or unenforceable or (C) the Company or any Note Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable. However, a default under clauses (iv) and (v) will not constitute an Event of Default until either (i) the Initial Holder or (ii) the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.
               If an Event of Default (other than an Event of Default described in (vii) hereof) occurs and is continuing, either (i) the Initial Holder by notice to the Company, (ii) the Trustee by notice to the Company, or (iii) the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. If an Event of Default described in (vii) hereof occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
               Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it determines in good faith that withholding notice is in their interest.
     14. Trustee Dealings with the Company
               Subject to certain limitations set forth in the Indenture, the Trustee, if appointed under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Subsidiary Guarantors or their Affiliates and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee.
     15. No Recourse Against Others
               No director, officer, employee, incorporator or stockholder of the Parent, the Company or any of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

     16. Authentication
               If a Trustee has been appointed, a Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security, otherwise the signature of an Officer shall be sufficient.
     17. Abbreviations
               Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).
     18. CUSIP, Common Code and ISIN Numbers
               The Company has caused CUSIP, Common Code or ISIN numbers, if applicable, to be printed on the Securities and has directed the Trustee to use CUSIP, Common Code or ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     19. Governing Law
               This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
               The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
               Libbey Inc.
               300 Madison Ave.
               P.O. Box 10060
               Toledo, Ohio 43699-0060
               Attention: Treasurer

ASSIGNMENT FORM
               To assign this Security, fill in the form below:
               I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.
          In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company, or any Affiliate of the Company, the undersigned confirms that such Securities are being:
CHECK ONE BOX BELOW:

1☐	acquired for the undersigned’s own account, without transfer; or

2☐	transferred to the Company; or

3☐	transferred pursuant to an effective registration statement under the Securities Act; or

4☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box 4 is checked, the Trustee or the Company may request, prior to registering any such transfer of the Securities, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

OPTION OF HOLDER TO ELECT PURCHASE
               If you elect to have this Security purchased by the Company pursuant to Sections 3.2, 3.5, 3.10 or 3.21 of the Indenture, check either box:

☐ 3.2	☐ 3.5	☐ 3.10	☐ 3.21
               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.2, Section 3.5, Section 3.10 or Section 3.21 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B
FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS
               This Supplemental Indenture, dated as of _________, 20___(this “Supplemental Indenture” or “Guarantee”), among [name of future Subsidiary Guarantor] (the “Guarantor”), LIBBEY GLASS INC. (together with its successors and assigns, the “Company”), each other then-existing Guarantors under the Indenture referred to below, and Merrill Lynch PCG, Inc. (the “Initial Holder”) under the Indenture referred to below.
W I T N E S S E T H:
               WHEREAS, the Company, the Subsidiary Guarantors and the Initial Holder have heretofore executed and delivered an Amended and Restated Indenture, dated as of October 28, 2009 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Senior Subordinate Secured Notes due 2021 of the Company (the “Securities”);
               WHEREAS, Section 3.12 of the Indenture provides that under certain circumstances the Company is required to cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company or of any other Restricted Subsidiary to execute and deliver to the Initial Holder or the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior subordinated basis; and
               WHEREAS, pursuant to Section 11.1 of the Indenture, the Initial Holder or the Trustee, as applicable, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;
               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Initial Holder or the Trustee, as applicable, mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I
Definitions
               SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the Initial Holder and the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
ARTICLE II
Agreement to be Bound; Guarantee
               SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Note Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Note Guarantor and to perform all of the obligations and agreements of a Note Guarantor under the Indenture.
               SECTION 2.2 Guarantee. The Guarantor agrees, on a joint and several basis with all the existing Note Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee, the Guarantor Obligations pursuant to Article XI of the Indenture on a senior subordinated basis.
ARTICLE III
Miscellaneous
               SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.
               SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

               SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
               SECTION 3.4 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. [The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.]
               SECTION 3.5 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
               SECTION 3.6 Headings. The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
               SECTION 3.7 Trustee. [The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Guarantor and not of the Trustee.]

               IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first above written.

[SECURITIES GUARANTOR], as a Guarantor
By:
Name:
	Title:	[Address]

MERRILL LYNCH PCG, INC.
By:
Name:
Authorized Signatory

LIBBEY GLASS INC.
By:
Name:
Title:

[EXISTING GUARANTORS]
By:
Name:
Title:

B-4